                                                                     Exhibit 2.1

                                                                  EXECUTION COPY












                            ASSET PURCHASE AGREEMENT




                            dated as of May 15, 2000


                                      among


                      CENTENNIAL PUERTO RICO CABLE TV CORP.


                       PEGASUS COMMUNICATIONS CORPORATION


                  PEGASUS CABLE TELEVISION OF SAN GERMAN, INC.

                                       And

                      MCT CABLEVISION, LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

                                                                                                              Page

Article 1         CERTAIN DEFINITIONS............................................................................1
Article 2         PURCHASE AND SALE..............................................................................6
         Section 2.1       Covenant of Purchase and Sale; Assets.................................................6
         Section 2.2       Excluded Assets.......................................................................8
         Section 2.3       Assumed and Retained Obligations and Liabilities......................................9
         Section 2.4       Purchase Price.......................................................................10
         Section 2.5       Escrow Amount........................................................................10
         Section 2.6       Current Items Amount.................................................................10
         Section 2.7       Current Items Amount Calculated......................................................11
Article 3         RELATED MATTERS...............................................................................12
         Section 3.1       Bulk Sales...........................................................................12
         Section 3.2       Use of Names and Logos...............................................................12
         Section 3.3       Allocation of Purchase Price.........................................................12
Article 4         BUYER'S REPRESENTATIONS AND WARRANTIES........................................................12
         Section 4.1       Organization and Qualification of Buyer..............................................13
         Section 4.2       Authority............................................................................13
         Section 4.3       No Conflict; Required Consents.......................................................13
         Section 4.4       Litigation...........................................................................13
         Section 4.5       Taxpayer Number......................................................................13
         Section 4.6       Qualification........................................................................14
         Section 4.7       Finders and Brokers..................................................................14
         Section 4.8       Availability of Funds................................................................14
Article 5         SELLERS' REPRESENTATIONS AND WARRANTIES.......................................................14
         Section 5.1       Organization and Qualification of Sellers............................................14
         Section 5.2       Authority............................................................................14
         Section 5.3       No Conflict; Required Consents.......................................................15
         Section 5.4       Title to Assets; Sufficiency.........................................................15
         Section 5.5       Franchises, Licenses, and Contracts..................................................15
         Section 5.6       Employee Benefits....................................................................16
         Section 5.7       Employees............................................................................17
         Section 5.8       Litigation...........................................................................17
         Section 5.9       Tax Returns; Other Reports...........................................................18
         Section 5.10      Compliance with Legal Requirements...................................................18
         Section 5.11      System Information...................................................................20
         Section 5.12      Environmental Matters................................................................21
         Section 5.13      Financial and Operational Information................................................22
         Section 5.14      No Adverse Change....................................................................22
         Section 5.15      Taxpayer Identification Number.......................................................22
         Section 5.16      Intangibles..........................................................................23
         Section 5.17      Accounts Receivable..................................................................23
         Section 5.18      Bonds................................................................................23
         Section 5.19      Transactions with Affiliates and Employees...........................................23
         Section 5.20      Sole Franchisee......................................................................23
         Section 5.21      Real Property........................................................................23
         Section 5.22      Insurance............................................................................24
         Section 5.23      Finders and Brokers..................................................................24
         Section 5.24      Full Disclosure......................................................................24
         Section 5.25      Year 2000............................................................................24

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page
Article 6         COVENANTS.....................................................................................24
         Section 6.1       Certain Affirmative Covenants of Sellers Regarding the System........................25
         Section 6.2       Approvals from Governmental Authorities..............................................26
         Section 6.3       Employee Matters.....................................................................26
         Section 6.4       WARN Act.............................................................................26
         Section 6.5       Exclusivity..........................................................................26
         Section 6.6       Certain Negative Covenants of Sellers................................................26
         Section 6.7       Supplements to Schedules.............................................................27
         Section 6.8       Notification of Certain Matters......................................................27
         Section 6.9       Commercially Reasonable Efforts......................................................27
         Section 6.10      Release of Certain Liens, Litigation and Other Obligations...........................28
         Section 6.11      Duty of Good Faith and Fair Dealing..................................................28
         Section 6.12      Access to Books and Records..........................................................28
         Section 6.13      Transfer Taxes.......................................................................28
         Section 6.14      Covenant Not to Compete..............................................................28
         Section 6.15      Lien Searches........................................................................31
Article 7         CONDITIONS PRECEDENT..........................................................................32
         Section 7.1       Conditions to Buyer's Obligations....................................................32
         Section 7.2       Conditions to Sellers' Obligations...................................................34
Article 8         CLOSING.......................................................................................35
         Section 8.1       Closing; Time and Place..............................................................35
         Section 8.2       Sellers' Obligations.................................................................35
         Section 8.3       Buyer's Obligations..................................................................36
Article 9         TERMINATION...................................................................................37
         Section 9.1       Termination Events...................................................................37
         Section 9.2       Effect of Termination................................................................37
Article 10        REMEDIES......................................................................................38
         Section 10.1      Specific Performance; Remedies Cumulative............................................38
         Section 10.2      Attorney's Fees......................................................................38
         Section 10.3      Escrow Deposit.......................................................................38
Article 11        INDEMNIFICATION...............................................................................39
         Section 11.1      Indemnification by Sellers...........................................................39
         Section 11.2      Indemnification by Buyer.............................................................39
         Section 11.3      Indemnified Third Party Claim........................................................40
         Section 11.4      Determination of Indemnification Amounts and Related Matters.........................40
         Section 11.5      Time and Manner of Certain Claims....................................................41
         Section 11.6      Exclusive Remedy.....................................................................41
         Section 11.7      No Indemnification for Certain Disclosed Matters.....................................41

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page
Article 12        MISCELLANEOUS.................................................................................42
         Section 12.1      Expenses.............................................................................42
         Section 12.2      Brokerage............................................................................42
         Section 12.3      Waivers..............................................................................42
         Section 12.4      Notices..............................................................................42
         Section 12.5      Entire Agreement; Amendments.........................................................43
         Section 12.6      Binding Effect; Benefits.............................................................44
         Section 12.7      Headings, Schedules, and Exhibits....................................................44
         Section 12.8      Counterparts; Facsimile Signatures...................................................44
         Section 12.9      Publicity............................................................................44
         Section 12.10     Governing Law........................................................................45
         Section 12.11     Third Parties; Joint Ventures........................................................45
         Section 12.12     Construction.........................................................................45
         Section 12.13     Risk of Loss.........................................................................45
         Section 12.14     Sellers..............................................................................45


                         LIST OF SCHEDULES AND EXHIBITS


SCHEDULES

Schedule 2.1(i)            Tangible Personal Property
Schedule 2.1(iii)          Franchises
Schedule 2.1(iv)           Licenses
Schedule 2.1(v)            Contracts
Schedule 2.2               Excluded Assets
Schedule 5.3               Sellers' Required Consents
Schedule 5.4               Liens; Condition of Assets
Schedule 5.5               Defaults
Schedule 5.6               Employee Benefits
Schedule 5.7               Employment Matters
Schedule 5.8               Litigation
Schedule 5.10              Rate Regulation Information
Schedule 5.11              System Information
Schedule 5.12              Environmental Matters
Schedule 5.13              Financial Statements
Schedule 5.14              Pricing Policies
Schedule 5.16              Intangibles
Schedule 5.18              Bonds
Schedule 5.19              Transactions with Affiliates and Employees
Schedule 5.21              Real Property
Schedule 5.22              Insurance


EXHIBITS

Exhibit 2.5                Form of Escrow Agreement
Exhibit 7.1(e)             Sellers' Counsel Opinion
Exhibit 7.1(f)             Sellers' FCC Counsel Opinion
Exhibit 7.2(e)             Buyer's Counsel Opinion
Exhibit 8.2(b)             Bill of Sale and Assignment and Assumption Agreement

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is made and entered into as of May 15, 2000, by and between CENTENNIAL PUERTO RICO CABLE TV CORP., a Delaware corporation ("Buyer"), whose U.S. Taxpayer Identification Number is 22-3711308; and PEGASUS CABLE TELEVISION OF SAN GERMAN, INC., a Delaware corporation ("PCT"), whose U.S. Taxpayer Identification Number is 66-0530527, MCT CABLEVISION, LIMITED PARTNERSHIP, a Delaware limited partnership ("MCT") whose U.S. Taxpayer Identification Number is 54-1342471, and PEGASUS COMMUNICATIONS CORPORATION, a Delaware corporation ("Pegasus"), whose U.S. Taxpayer Identification Number is 51-0374669. PCT and MCT are referred to herein individually as a "Seller" and collectively as "Sellers."

                                    RECITALS

         A. Sellers own and operate cable television systems serving the Commonwealth of Puerto Rico municipalities of Mayaguez, Cabo Rojo, San German, Lajas, Hormigueros, Guanica, Sabana Grande, Maricao, Anasco, Rincon, Las Marias, Aguadilla, Aguada, Quebradillas, Moca and Isabela, (collectively, the "System") and hold valid franchises therefor issued by the Telecommunications Regulatory Board.

         B. Sellers are willing to convey to Buyer, and Buyer is willing to purchase from Sellers, all of the assets comprising the System other than the Excluded Assets (as hereinafter defined), upon the terms and conditions set forth in this Agreement.

         C.       Pegasus is the indirect parent of PCT and MCT.

                                   AGREEMENTS

         In consideration of the mutual covenants and promises set forth herein, Buyer, Sellers and Pegasus agree as follows:

                                   ARTICLE 1
                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms, whether in singular or plural forms, shall have the following meanings:

         "Accounts Receivable" has the meaning given in Section 2.6(a).

         "Agreement" means this Asset Purchase Agreement.

         "Assets" has the meaning given in Section 2.1.

         "Assumed Obligations and Liabilities" has the meaning given in Section 2.3.

         "Basic Antenna" means the cable television services described as Basic Antenna on Schedule 5.11.

         "Basic Cable" means the cable television services described as Basic Cable on Schedule 5.11.

         "Bill of Sale" has the meaning given in Section 8.2(b).

         "Business" means the cable television business conducted by Sellers through the System.

         "Closing" has the meaning given in Section 8.1.

         "Closing Date" means the date of Closing.

         "Closing Time" means the close of business on the date immediately prior to the Closing Date.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

         "Communications Act" means the Communications Act of 1934, 47 U.S.C.ss.ss. 151 et. seq., as amended by the Cable Communications Policy Act of 1984, Pub. L. No. 98-549, the Cable Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, and the Telecommunications Act of 1996, Pub. L. No. 104-104, as such statutes may be amended from time to time, and the rules and regulations promulgated thereunder.

         "Contracts" has the meaning given in Section 2.1(v).

         "Copyright Act" means the Copyright Act of 1976, as amended.

         "Current Items Amount" has the meaning given in Section 2.6.

         "Employee Benefit Plan" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which a Person contributes or which a Person sponsors or maintains, or by which a Person is otherwise bound.

         "Equivalent Basic Subscribers" means the number obtained by adding: (i) the number of first outlet residential subscribers for Basic Cable or Basic Antenna of the System who have paid the applicable connection and installation fee and have made at least one monthly payment for service at the normal monthly rate for Basic Cable or Basic Antenna, as applicable, and whose accounts are not more than 60 days past due from the first day of the month for which service was rendered (or, if more than 60 days past due, who owe less than $5.00) to (ii) the result obtained by dividing the aggregate of the gross monthly billing (excluding installation, connection, relocation and disconnection fees and miscellaneous rental charges for equipment such as remote control devices and converters) from the bulk subscribers who have paid the applicable connection fee and who have made at least one monthly payment for service and whose accounts are not more than 60 days past due from the first day of the month for which such service was rendered, by the highest monthly service charge in effect in the System for a first outlet residential connection for Basic Cable. Any subscriber who has requested prior to the Closing Date that his cable television service be disconnected shall be excluded from the definition of Equivalent Basic Subscribers.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" has the meaning given in Section 2.5.

         "Escrow Agreement" has the meaning given in Section 2.5.

         "Excluded Assets" has the meaning given in Section 2.2.

         "Expenses" has the meaning given in Section 2.6(c).

         "FAA" means the Federal Aviation Administration.

         "FCC" means the Federal Communications Commission.

         "Final Adjustment Certificate" has the meaning given in Section 2.7.

         "Final Order" means action by the Telecommunications Regulatory Board, as to which (i) no request for stay by the Telecommunications Regulatory Board of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration of the action is pending before the Telecommunications Regulatory Board and the time for filing any such petition is passed; (iii) the Telecommunications Regulatory Board does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court or the Telecommunications Regulatory Board is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

         "Financial Statements" has the meaning given in Section 5.13.

         "Franchises" has the meaning given in Section 2.1(iii).

         "Governmental Authority" means the United States of America, any state, commonwealth, territory, or possession thereof and any political subdivision or quasi-governmental authority of any of the same (including the Commonwealth of Puerto Rico and including counties, municipalities and the like).

         "Governmental Permits" means the Franchises and all approvals, authorizations, permits, consents, Licenses, certificates of compliance, easements, registrations, qualifications, leases, variances and similar rights held by Sellers from any Governmental Authority and necessary or useful for the operation of the System as now operated.

         "Hazardous Substances" has the meaning given in Section 5.12(d).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Initial Adjustment Certificate" has the meaning given in Section 2.7.

         "Indemnitee" has the meaning given in Section 11.3(a).

         "Indemnitor" has the meaning given in Section 11.3(a).

         "Judgment" means any judgment, writ, order, injunction, award, or decree of any court, judge, justice or magistrate, the FCC or any other Governmental Authority.

         "Law 80" means Law 80 of May 30, 1976, the Indemnity for Discharge Without Just Cause Act, 29 P.R.L.A. ss. 185, as may be amended from time to time, and any other substantially similar laws.

         "Leased Real Property" has the meaning given in Section 2.1(ii).

         "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule, regulation, or order enacted, adopted or promulgated by any Governmental Authority, including, without limitation, Judgments and the Franchises.

         "Licenses" has the meaning given in Section 2.1(iv).

         "Lien" means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, under any Contract or otherwise.

         "Litigation" means any claim, action, suit, proceeding, arbitration, investigation, hearing, or other similar activity or procedure that could result in a Judgment.

         "Losses" means any claims, losses, liabilities, damages, penalties, costs, and expenses, including, without limitation, reasonable counsel fees and reasonable costs and expenses incurred in the investigation, defense or settlement of any claims covered by the indemnification provided for in Article 11 hereof, but shall in no event include incidental or consequential damages.

         "Notice" has the meaning given in Section 11.3(a).

         "Owned Real Property" has the meaning given in Section 2.1(ii).

         "Outside Closing Date" has the meaning given in Section 8.1.

         "Pay Units" means the aggregate number of subscriptions to pay or premium television services (i.e., Home Box Office, Cinemax, Showtime, etc.) by cable television subscribers to the System, who have paid the applicable connection fee for such pay or premium television services and have made at least one monthly payment for such services at the normal monthly rate for such services, and whose accounts are not more than 60 days past due (or, if more than 60 days past due, who owe less than $5.00).

         "PCS" means services licensed pursuant to the Personal Communication Service rules of the FCC.

         "Permitted Lien" means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (ii) rights reserved to any Governmental Authority to regulate the affected property; (iii) as to leased Assets, interests of the lessors thereof and Liens affecting the interests of the lessors thereof; (iv) inchoate materialmen's, mechanics', workmen's, repairmen's or other like liens arising in the ordinary course of business; and (v) as to any parcel of Owned Real Property or Leased Real Property, any encumbrance, adverse interest, constructive or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, under any Contract or otherwise, that do not, individually or in the aggregate, affect or impair the value or use thereof as it is currently being used by either Seller in the ordinary course of the business or render title thereto unmarketable or uninsurable.

         "Person" means any natural person, Governmental Authority, corporation, general or limited partnership, joint venture, trust, association, limited liability company, or unincorporated entity of any kind.

         "Pole Attachment Agreements" means pole attachment authorizations and agreements held by either Seller that relate to the System and were granted by a public utility (or other Person providing similar service), municipality or other Governmental Authority.

         "Pole Attachment Authorities" means the Puerto Rico Telephone Company and the Puerto Rico Electric Power Authority.

         "Purchase Price" has the meaning given in Section 2.4.

         "Qualified Intermediary" has the meaning given to it in the rules and regulations promulgated pursuant to Section 1031 of the Code.

         "Retained Obligations and Liabilities" has the meaning given in Section 2.3(b).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Supplemental Documents" means the Bill of Sale, the vehicle titles and deeds to be delivered at Closing pursuant to Sections 8.2(g) and (h) and the Escrow Agreement.

         "System" has the meaning given in Recital A.

         "Taxes" means all taxes, charges, fees, duties, levies and assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, sales, use, ad valorem, value added, customs duties, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, and interest, penalties and other governmental charges or additions with respect thereto.

         "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Telecommunications Regulatory Board" means the Junta Reglamentadora de Telecomunicaciones de Puerto Rico.

         "Transferred Contracts" means the Contracts that are validly assigned to Buyer as of the Closing.

                                   ARTICLE 2
                                PURCHASE AND SALE

         Section 2.1 Covenant of Purchase and Sale; Assets. Subject to the terms and conditions set forth in this Agreement, at Closing each Seller shall sell, convey, assign, and transfer to Buyer, and Buyer shall acquire from such Seller, for the Purchase Price, free and clear of all Liens (except for Permitted Liens), all right, title and interest of such Seller in and to all of the assets and properties, real and personal, tangible and intangible, owned or leased, used or held for use wherever located by such Seller in the operation of the System (the "Assets"), including, without limitation, the following:

                  (i) Tangible Personal Property. All tangible personal property located in Puerto Rico and used in connection with the System, including but not limited to towers, tower equipment, antennae, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, feeder line cable, distribution plant, programming signal decoders for each satellite service which scrambles its signal (if owned by such Seller), housedrops, including disconnected housedrops, installed subscriber devices, utility poles (if owned by such Seller), local origination equipment, vehicles and trailers, microwave equipment, converters, testing equipment, office equipment, furniture, fixtures, supplies, inventory, all assets relating to competitive access or alternate access business or other telecommunications business, and other physical assets, including but not limited to the items described on
            Schedule 2.1(i).

                  (ii) Real Property. All interests in real property located in
            Puerto Rico and used in connection with the System that is either owned by such Seller ("Owned Real Property") or leased or used by such Seller ("Leased Real Property"), including all improvements thereon owned by such Seller, and including, but not limited to, the Owned Real Property and the Leased Real Property described on
            Schedule 5.21.

                  (iii) Franchises. The existing governmental authorizations for construction, maintenance and operation of the System issued by the Telecommunications Regulatory Board or appropriate predecessor franchising authority (individually a "Franchise" and collectively the "Franchises") presently held by such Seller, as listed on
            Schedule 2.1(iii).

                  (iv) Licenses. The intangible cable television (CATV) channel distribution rights, cable television relay service (CARS), business radio and other licenses, authorizations, or permits issued by the FCC or any other Governmental Authority used in the operation of the System and that are in effect as of the date hereof or entered or obtained in the ordinary course of business between the date hereof and the Closing Date (the "Licenses"), including, without limitation, the Licenses described on Schedule 2.1(iv). The Licenses do not include any of the PCS licenses held by any of the Sellers.

                  (v) Contracts. To the extent assignable or transferable, the leases, private easements or rights of access, contractual rights to easements, MDU agreements, bulk and commercial service agreements, cable guide agreements, retransmission consent agreements, programming agreements and other contracts, Pole Attachment Agreements, agreements or understandings relating to the System in effect as of the date hereof or entered or obtained in the ordinary course of business between the date hereof and the Closing Date (other than Excluded Assets), whether oral or written (the "Contracts"), including, without limitation, the Contracts described on Schedule 2.1(v).

                  (vi) Accounts Receivable. All subscriber, trade and other
            accounts receivable arising from such Seller's operation of the System.

                  (vii) Books and Records. All engineering records, files, data, drawings, blueprints, schematics, reports, lists, plans and processes, and all files of correspondence, lists, records, and reports concerning subscribers and prospective subscribers of the System including account and credit records, personnel records relating to employees of the System to be hired by Buyer upon Closing (if any), signal and program carriage, and dealings with Governmental Authorities, including but not limited to all reports filed by or on behalf of such Seller with the FCC with respect to the System and statements of account filed by or on behalf of such Seller with the U.S. Copyright Office with respect to the System.

         Section 2.2 Excluded Assets. Notwithstanding the provisions of Section 2.1, the Assets shall not include the following, which shall be retained by Sellers (the "Excluded Assets"):

                  (i) insurance policies and rights and claims thereunder;

                  (ii) bonds, letters of credit, surety instruments, and other similar items listed on Schedule 2.2;

                  (iii) cash and cash equivalents;

                  (iv) any agreement, right, asset or property owned or leased by either Seller that is not used or held for use in connection with its operation of the System;

                  (v) all subscriber deposits and advance payments held by
            either Seller as of the Closing Time in connection with the operation of the System;

                  (vi) all claims, rights, and interest in and to any refunds of taxes or fees of any nature, or other claims against third parties, relating to the operation of the System prior to the Closing Time;

                  (vii) those account books of original entry, general ledgers and financial records used in connection with the System that are not regularly maintained by Sellers in Puerto Rico, provided, however, that Sellers and Pegasus shall provide to Buyer and its representatives access to, and at Buyer's expense copies of, any of such books and records as may be in the possession of Sellers or Pegasus for a reasonable period, not to exceed five years from the Closing Date (seven years if Buyer needs reasonable access because of an Internal Revenue Service inquiry), from time to time upon reasonable notice from Buyer to Sellers;

                  (viii) Sellers' trademarks, trade names, service marks,
            service names, logos, and similar proprietary rights;

                  (ix) all PCS licenses; and

                  (x) any other items described on Schedule 2.2.

         Section 2.3  Assumed and Retained Obligations and Liabilities.

            (a) Assumed Obligations and Liabilities. At Closing, Buyer shall assume, pay, discharge, and perform the following (the "Assumed Obligations and Liabilities"):

                  (i) those obligations and liabilities attributable to periods after the Closing Time under or with respect to the Franchises, Licenses or Transferred Contracts;

                  (ii) other obligations and liabilities of Sellers to the
            extent that there shall have been a credit in favor of Buyer with respect thereto pursuant to Section 2.6; and

                  (iii) all obligations and liabilities arising out of or
            relating to Buyer's ownership of the Assets or operation of the System after the Closing Time.

            (b) Retained Obligations and Liabilities. All obligations and liabilities of Sellers, other than the Assumed Obligations and Liabilities, shall remain and be the obligations and liabilities solely of the applicable Seller (collectively, the "Retained Obligations and Liabilities"), and each Seller agrees to satisfy all of such obligations as they become due. Without limiting the generality of the foregoing, Retained Obligations and Liabilities shall include, but not be limited to, the following:

                  (i) all obligations and liabilities arising out of or relating to the Litigation and Judgments disclosed on Schedule 5.8 and any other Litigation arising out of actions or inaction of Sellers or events occurring before the Closing Time regardless of whether known or unknown, asserted or unasserted, as of the Closing Time; provided that the Retained Obligations and Liabilities with respect to any Litigation or Judgments involving Beam Laser Systems, Inc. shall include only those obligations and liabilities arising out of actions or inaction of Sellers or events occurring before the Closing Time;

                  (ii) all obligations and liabilities, unless specifically
            assumed in writing by the Buyer, to the extent arising before or as a result of events (including, without limitation, the action or inaction of Sellers) occurring before the Closing Time with respect to the Franchises, Contracts, Licenses and Leased Real Property;

                  (iii) any liability under any claim relating to the period ending as of the Closing Time that is or, but for the consummation of the transactions contemplated hereby, would have been covered under any insurance policy of Sellers or Pegasus, and all liability associated with workmen's compensation claims to the extent such liability relates to the period prior to the Closing Time, whether or not reported or due or payable as of the Closing Time;

                  (iv) any liability for salary, bonus (including Christmas
            bonus), sick or vacation pay, or other employee benefits due to all employees of Sellers (including severance and Law 80 obligations) or under any employee benefit plan maintained by Sellers or Pegasus, in all cases other than liabilities of Buyer to Sellers' employees hired by Buyer pursuant to Section 6.3 and arising after the Closing (excluding Law 80 obligations);

                  (v) all obligations and liabilities with respect to the
            Excluded Assets; and

                  (vi) except as expressly set forth in Section 6.13, any Tax
            (A) payable with respect to the business, assets, properties or operations of the Sellers or any member of any affiliated group of which any of Sellers is or was a member, or (B) incident to or arising as a consequence of the negotiation or consummation by Sellers (or any member of any affiliated group of which any of the Sellers is or was a member) of this Agreement and the transactions contemplated thereby.

         Section 2.4 Purchase Price. Subject to Sections 2.5 and 2.6, Buyer will pay to Sellers at Closing cash in the amount of $170,000,000 ("Purchase Price"), in accordance with Sellers' wire transfer delivery instructions, which shall be delivered to Buyer not less than two business days prior to Closing.

         Section 2.5 Escrow Amount. Simultaneously with the execution and delivery of this Agreement, Buyer will deposit into escrow pursuant to an Escrow Agreement substantially in the form attached hereto as Exhibit 2.5 (the "Escrow Agreement") among Buyer, Sellers, and First Union National Bank ("Escrow Agent"), the sum of Three Million Dollars ($3,000,000), to be held and applied pursuant to the terms of the Escrow Agreement. Upon the Closing, (a) the amount of the deposit (exclusive of any interest and income thereon) shall be credited against the Purchase Price, but retained by Escrow Agent in accordance with the terms of the Escrow Agreement, to secure Sellers' performance pursuant to
Article 11; and (b) all interest and income earned on the escrow deposit will be paid to Buyer. On the nine month anniversary of the Closing Date, Buyer and Sellers shall instruct the Escrow Agent to transfer to the Sellers an amount equal to $1,500,000 less the amount of any claims by Buyer for indemnification under Article 11 of which Sellers have received notice from Buyer.

         Section 2.6 Current Items Amount. The Purchase Price shall be adjusted by the net amount of the credits and prorations made pursuant to paragraphs 2.6(a), (b), and (c) (the "Current Items Amount").

            (a) Accounts Receivable Sellers shall be entitled to a credit in an amount equal to the sum of (i) 90% of the face amount of all Accounts Receivable shown on the records of Sellers on the Closing Date to be 30 days or less past due; and (ii) 75% of the face amount of all Accounts Receivable shown on the records of Sellers on the Closing Date to be between 31 and 60 days past due. "Accounts Receivable" shall mean accounts receivable resulting from a Seller's provision of cable television service prior to the Closing Time to the System's subscribers.

            (b) Advance Payments and Deposits. Buyer shall be entitled to a credit in an amount equal to the aggregate of (i) all deposits of subscribers of the System, and all interest, if any, required to be paid thereon as of the Closing Time which are retained by Sellers; (ii) all advance payments received by Sellers for services to be rendered by Buyer to subscribers of the System after the Closing Time, or for other services to be rendered by Buyer to other third parties after the Closing Time for cable television commercials, channel leasing, or other services or rentals, but only to the extent such obligations are assumed by Buyer at Closing; and (iii) any liabilities or other obligations of Sellers relating to the Business that have matured or are accrued on or prior to the Closing, but only to the extent such obligations are assumed by Buyer at Closing.

            (c) Expenses. As of the Closing Time, expenses of a recurring nature that are incurred to benefit the System and are incurred in the ordinary course of business (the "Expenses"), including those set forth below, shall be prorated, in accordance with generally accepted accounting principles, so that all such Expenses for periods prior to the Closing Time shall be for the account of Sellers and all such Expenses for periods after the Closing Time shall be for the account of Buyer:

                  (i) all Expenses under the Franchises, the Licenses, and the
            Transferred Contracts;

                  (ii) Taxes levied or assessed against any of the Assets or payable with respect to cable television service and related sales to the System's subscribers; expenses for utilities, municipal assessments, rents and service charges, and other goods or services furnished to the System;

                  (iii) all FCC regulatory fees and all copyright fees based on signal carriage by the System; and

                  (iv) all other items of Expense relating to the System, except that (A) Sellers and Buyer shall not prorate any items of Expense payable under or with respect to any Excluded Asset, all of which shall remain and be solely for the account of Sellers, and (B) there shall be no adjustment or proration for capital expenditures made by Sellers.

         Section 2.7 Current Items Amount Calculated. The Current Items Amount shall be estimated in good faith by Sellers and shall be set forth in a certificate signed by an authorized officer of Sellers (the "Initial Adjustment Certificate"), together with a detailed statement of the calculation thereof, with supporting data, delivered to Buyer not later than five business days prior to the Closing Date. If Buyer objects to the Initial Adjustment Certificate, Sellers and Buyer shall attempt in good faith to resolve such objections as soon as practicable prior to the Closing. The Initial Adjustment Certificate as agreed upon by Buyer and Sellers shall constitute the basis on which the estimated Purchase Price paid at Closing is calculated. On or before 90 days after the Closing Date, Buyer shall deliver to Sellers a final calculation of the Current Items Amount calculated as of the Closing Date, together with such supporting documentation as Sellers may reasonably request, in a certificate (the "Final Adjustment Certificate"), which shall evidence in reasonable detail the nature and extent of each adjustment. If Sellers do not object to the Final Adjustment Certificate by delivering to Buyer a reasonably detailed written explanation of their objections thereto within 20 days after the Final Adjustment Certificate is delivered (the "Final Adjustment Objection Period"), Sellers or Buyer, as appropriate, shall pay to the other an amount equal to the amount by which the Current Items Amount as set forth in the Final Adjustment Certificate differs from the Current Items Amount as estimated in the Initial Adjustment Certificate. If Sellers timely object to the Final Adjustment

Certificate within the Final Adjustment Objection Period, Sellers and Buyer shall attempt in good faith to resolve such objections within 20 days after Buyer's receipt of Sellers' written objections, failing which the parties shall appoint a mutually agreeable independent accounting firm knowledgeable in the cable television business to review the Final Adjustment Certificate and Sellers' written objections thereto, and make adjustments to the Final Adjustment Certificate (the "Adjusted Final Adjustment Certificate") within 30 days after its appointment. The fees and expenses of such firm shall be shared equally by the parties. The Adjusted Final Adjustment Certificate shall be final and binding. Sellers or Buyer, as appropriate, shall pay to the other within 20 days after resolving Sellers' objections or after delivery of the Adjusted Final Adjustment Certificate, as the case may be, an amount equal to the amount by which the Current Items Amount as finally agreed upon by the parties or as set forth in the Adjusted Final Adjustment Certificate, as the case may be, differs from the Current Items Amount as estimated in the Initial Adjustment Certificate.


                                   ARTICLE 3
                                 RELATED MATTERS


         Section 3.1 Bulk Sales. Buyer and Sellers waive compliance by the other with bulk sales Legal Requirements applicable to the transactions contemplated hereby.

         Section 3.2 Use of Names and Logos. Buyer and Sellers shall cooperate in the removal promptly after Closing of the trademarks, trade names, service marks, service names, logos, and similar proprietary rights of Sellers to the extent incorporated in or on the Assets, provided that Buyer may use such intellectual property without charge for transitional purposes for a period of not more than 60 days following Closing, or longer if reasonably requested by Buyer in writing with a description of the specific use to be permitted.

         Section 3.3 Allocation of Purchase Price. Prior to the Closing Date, Buyer and Sellers shall each use its reasonable efforts and act in good faith to agree upon the allocation (the "Allocation") of the Purchase Price and the Assumed Obligations and Liabilities to the individual assets or classes of assets (within the meaning of Section 1060 of the Code). Buyer, Sellers, and their respective affiliates shall file all tax returns and schedules thereto with respect to the transactions contemplated by this Agreement, including, without limitation, all federal, state, Commonwealth of Puerto Rico and local Tax Returns and those returns and forms required by Section 1060 of the Code, consistent with the Allocation unless otherwise required by applicable Legal Requirements.

                                   ARTICLE 4
                     BUYER'S REPRESENTATIONS AND WARRANTIES

         Buyer represents and warrants to Sellers as follows:

         Section 4.1 Organization and Qualification of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted. As of the Closing Date, Buyer will be duly qualified or licensed to do business and will be in good standing under the laws of the Commonwealth of Puerto Rico.

         Section 4.2 Authority. Buyer has all requisite power to execute, deliver, and perform this Agreement and the Supplemental Documents to which Buyer is a party (the "Buyer's Supplemental Documents") and to consummate the transactions contemplated hereby and thereby. Execution and closing of the transactions contemplated by this Agreement will not violate Section 652 of the Communications Act. The execution, delivery, and performance of this Agreement and the Buyer's Supplemental Documents and the consummation of the transactions contemplated hereby and thereby by Buyer have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement constitutes, and the Buyer's Supplemental Documents, when executed and delivered by Buyer, will constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by general principles of equity and by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and the availability of equitable remedies.

         Section 4.3 No Conflict; Required Consents. Subject to compliance with the HSR Act, the execution, delivery, and performance by Buyer of this Agreement and the Buyer's Supplemental Documents do not and will not: (i) conflict with or violate any provision of the organizational documents of Buyer; (ii) violate any provision of any Legal Requirement applicable to Buyer; (iii) conflict with, violate, result in a breach of, or constitute a default under any agreement to which Buyer is a party or by which Buyer or the assets or properties owned or leased by it are bound or affected; or (iv) except as expressly contemplated by this Agreement, require any consent, waiver, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person; except, with respect to (ii), (iii) and (iv) of this Section 4.3, for any conflict, violation, breach, default, consent or filing that would not materially impair the ability of Buyer to perform its obligations hereunder.

         Section 4.4 Litigation. There is no Litigation pending or, to Buyer's knowledge, threatened, by or against or affecting or relating to Buyer or any of its affiliates in any court or before any Governmental Authority or any arbitrator, which, if adversely determined, would restrain or materially hinder or delay the consummation of the transactions contemplated by this Agreement or cause any of such transactions to be rescinded.

         Section 4.5 Taxpayer Number. Buyer's U.S. Taxpayer Identification Number is as set forth in the introductory paragraph of this Agreement.

         Section 4.6 Qualification. Buyer knows of no facts which would, under present law and present rules, regulations and policies of the applicable Governmental Authorities, disqualify Buyer with respect to the assignment or transfer of the Governmental Permits and other agreements contemplated to be assigned to it by Sellers pursuant hereto or that would prevent the Telecommunications Regulatory Board's consenting to the assignment of the Franchises to Buyer. Should Buyer become aware of any such facts, it will promptly notify Sellers in writing thereof and use its best efforts to prevent any such disqualification.

         Section 4.7 Finders and Brokers. Buyer has not dealt with any finder or broker in connection with the transactions contemplated by this Agreement in any manner that would impose on either Seller any obligation to pay a fee or commission.

         Section 4.8 Availability of Funds. Buyer has or will have at Closing cash or unused credit commitments in an amount sufficient to pay the Purchase Price and closing costs.

                                   ARTICLE 5
                     SELLERS' REPRESENTATIONS AND WARRANTIES

         Sellers jointly and severally represent and warrant to Buyer as follows:

         Section 5.1 Organization and Qualification of Sellers. PCT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and MCT is a limited partnership duly organized, validity existing and in good standing under the laws of the State of Delaware and Pegasus is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller has all requisite corporate or partnership power, as the case may be, to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted. Each Seller is duly qualified or licensed to do business under the laws of the Commonwealth of Puerto Rico to the extent required. The general partner of MCT is MCT Cablevision, Ltd., which is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

         Section 5.2 Authority. Each Seller and Pegasus has all requisite corporate or partnership power, as the case may be, to execute, deliver, and perform this Agreement and the Supplemental Documents to which such Seller or Pegasus is a party (the "Sellers' Supplemental Documents") and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Sellers' Supplemental Documents and the consummation of the transactions contemplated hereby and thereby on the part of Sellers and Pegasus have been duly and validly authorized by all necessary corporate (including shareholder) or partnership action, as the case may be, on the part of Sellers and Pegasus. This Agreement constitutes, and the Sellers' Supplemental Documents, when executed and delivered by Sellers and Pegasus, will constitute, valid and binding obligations of Sellers and Pegasus, enforceable against Sellers and Pegasus in accordance with their terms, except as may be limited by general principles of equity and by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and the availability of equitable remedies.

         Section 5.3 No Conflict; Required Consents. Subject to compliance with the HSR Act and except as described on Schedule 5.3, the execution, delivery, and performance by Sellers and Pegasus of their obligations under this Agreement and the Sellers' Supplemental Documents do not and will not: (i) conflict with or violate any provision of the articles of incorporation or bylaws or limited partnership agreement of either Seller or Pegasus, as applicable; (ii) violate any provision of any Legal Requirement applicable to either Seller or Pegasus;
(iii) conflict with, violate, result in a breach of, or constitute a default under any contract, agreement or understanding to which either Seller or Pegasus is a party or by which either Seller or Pegasus or the Assets are bound or affected; (iv) require any consent, waiver, approval or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person; or (v) result in the creation or imposition of any Lien or other encumbrance of any nature whatsoever against or upon any of the Assets; except, with respect to (ii), (iii), (iv) and (v) of this Section 5.3, for any conflict, violation, breach, default, consent, filing or imposition of any Lien that would not, individually or in the aggregate, materially impair the ability of Sellers or Pegasus to perform hereunder and that would not, individually or in the aggregate, have a material adverse effect on the Assets or the financial condition or the business of the System.

         Section 5.4  Title to Assets; Sufficiency.

            (a) Sellers have, and at Closing will transfer to Buyer, good and marketable title to (or in the case of Assets that are leased, valid leasehold interests in) and possession of all of the Assets, free and clear of all Liens except for Permitted Liens and the Liens described on Schedule 5.4. All of the Liens described on Schedule 5.4 shall be released or discharged at Closing. Except as set forth on Schedule 5.4, no Person (including any Governmental Authority) has any right to acquire an interest in the System or any material Asset (including any right of first refusal or similar right), other than rights of condemnation or eminent domain afforded by law (none of which have been exercised and no proceedings for which have been commenced or, to either Sellers' knowledge, threatened).

            (b) Except for the Excluded Assets, the Assets constitute all property and rights, real and personal, tangible and intangible, necessary or required to conduct the Business.

         Section 5.5 Franchises, Licenses, and Contracts. Except as described on
Schedule 5.5, Sellers have delivered to Buyer true and complete copies of each of the Franchises, the Licenses and the Contracts, all of which are listed on Schedules 2.1(iii),(iv) and (v), including all amendments, assignments and consents thereto. Except for the Franchises, Licenses and Contracts listed on Schedules 2.1(iii), (iv) and (v) or included in the Excluded Assets, no Seller is bound or affected by any other material contract, agreement or understanding which relates to the System or requires any franchise, material license or material permit from any Governmental Authority to enable it to operate the System as it is currently operated. Each of the Franchises, Licenses and Contracts is in full force and effect and is valid, binding and enforceable in accordance with its terms. Except as described on Schedule 5.5, Sellers are in material compliance with the terms of the Franchises, Licenses and Contracts, and there has not occurred any material default by either Seller or, to Sellers' knowledge, by any other Person under any of the Franchises, Licenses or Contracts. Sellers are in possession of all Pole Attachment Agreements necessary to operate the System, and all Pole Attachment Agreements which relate to the System are listed on Schedule 2.1(v), together with the current rate of pole attachment fees in effect thereunder (which Sellers shall update prior to the

Closing in the event such fees are modified). Except as described on Schedule 5.5, Sellers are in possession of all programming agreements necessary to operate the System, and all programming agreements which relate to the System are listed on Schedule 2.1(v), together with the current rate schedules and volume discounts in effect thereunder (which Sellers shall update prior to the Closing in the event such rates or discounts are modified). Except as provided on Schedule 5.10, Sellers are in possession of all retransmission consent agreements necessary to operate the System, and all retransmission consent agreements which relate to the System are listed on Schedule 2.1(v), together with the summary of the principal terms thereof (which Sellers shall update prior to the Closing in the event such terms are modified).

         Section 5.6 Employee Benefits. Schedule 5.6 lists all Employee Benefit Plans maintained, sponsored or contributed to by Sellers with respect to its employees serving the System. Neither Seller (and any other entities which by reason of Section 414 of the Code are treated together with either Seller as a single employer under Code Section 414) maintains or contributes to, nor has either Seller maintained or contributed to within the past six years, any Multiemployer Plan, as defined in Section 3(37) of ERISA. With respect to Sellers' employees serving the System, neither Seller is, and no Employee Benefit Plan maintained by either Seller is, in violation of applicable law and regulation in any material respect; no reportable event, within the meaning of Sections 4043(c)(1), (2), (3), (5), (6), (7), (10) or (13) of ERISA, has
occurred and is continuing with respect to any such Employee Benefit Plan; and no prohibited transaction for which an exemption is not available, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan. Buyer is not required under ERISA, the Code or any collective bargaining agreement to establish, maintain or continue any Employee Benefit Plan maintained by either Seller or any affiliate of either Seller. Except as set forth on Schedule 5.6, neither Seller is, with respect to its employees serving the System, a party to any severance pay agreement or arrangement with any person. With respect to any severance pay agreement, the consummation of the transactions contemplated by this Agreement will not result in any liability to Buyer by reason of an acceleration in the time of payment or vesting or an increase in the amount of compensation due to any individual covered by a severance pay agreement. All severance pay policies of Sellers with respect to employees serving the System may be terminated at will. All group health insurance plans, as defined under Code Section 4980B(g), maintained by or for the employees of Sellers serving the System comply in all material respects with all COBRA health continuation coverage requirements under Section 4980B of the Code. Sellers and Buyer agree that, except as may be required by any federal or state law, Sellers shall be responsible for providing COBRA health continuation coverage under Code Section 4980B and Part 6 of Title I of ERISA to any past or present employees of Sellers serving the System who terminated their employment or whose employment is terminated on or prior to the Closing and that Sellers shall be solely responsible for all liabilities arising thereunder. Sellers shall provide all required COBRA health continuation coverage notices and HIPAA Certificates of Creditable Coverage for its past or present employees serving the System through the Closing Date, including any that may be required as a result of the consummation of the transactions contemplated by this Agreement.

         Section 5.7 Employees. With respect to Sellers' employees serving the
System:

            (a) There are no collective bargaining agreements applicable to any persons employed by either Seller that renders services in connection with the System, and neither Seller has any duty to bargain with any labor organization with respect to any such Person. Except as set forth on Schedule 5.7, there are not pending any unfair labor practice charges against either Seller, nor is there any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any person employed by either Seller that renders services in connection with the System.

            (b) Except as set forth on Schedule 5.7, Sellers are in compliance in all material respects with all applicable Legal Requirements respecting employment conditions and practices, have withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from the wages or salaries of System employees, and are not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

            (c) Except as set forth on Schedule 5.7, Sellers have not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and have not violated any Legal Requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices, in any respect material to the Assets or the financial condition of the System. Except as set forth on
Schedule 5.7, there are no pending or, to Sellers' knowledge, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against either Seller before any Governmental Authority.

            (d) Except as set forth on Schedule 5.7, there are no existing or, to Sellers' knowledge, threatened, labor strikes, disputes, grievances or other labor controversies affecting the System. There are no pending or, to Sellers' knowledge, threatened representation questions respecting employees of the System. Except as set forth on Schedule 5.7, there are no pending or, to Sellers' knowledge, threatened, arbitration proceedings under any Contract. To Sellers' knowledge, there exists no basis for any of the above.

            (e) Except as set forth on Schedule 5.7, neither Seller is a party to any employment agreement, written or oral, relating to employees of the System which cannot be terminated at will by such Seller without liability.

            (f) Schedule 5.7 sets forth a true and complete list of the names, titles and rates of compensation of all of the employees of the System. Schedule
5.7 also sets forth accrued vacation and sick time as of a recent date, 1999 Christmas bonuses paid and hire dates for the employees of the System.

         Section 5.8 Litigation. Except for any Litigation that may affect the cable television industry (nationally or regionally) generally and except as set forth on Schedule 5.8, there is no Litigation or Judgment pending or, to Sellers' knowledge, threatened against either Seller relating to the System, the Assets or the ability of Sellers to perform their obligations under this Agreement, or which seeks or could result in the modification, revocation, termination, suspension, or other limitation of any of the Franchises, Licenses or Contracts. Sellers are retaining all obligations and liabilities for Litigation to which either of them is a party, other than Litigation that may affect the cable television industry (nationally or regionally) generally; provided that Sellers are retaining all obligations and liabilities for any Litigation involving Beam Laser Systems, Inc. arising out of action or inactions of Sellers or events occurring before the Closing Time.

         Section 5.9  Tax Returns; Other Reports.

            (a) Each Seller (or each affiliated, combined or unitary group of which such Seller is or was a member) has (i) duly and timely filed all Tax Returns in respect of Taxes relating to the Assets, the Business or the System and (ii) timely paid all Taxes shown as due or owing with respect to such Tax Returns and has timely paid all other Taxes due or owing with respect to the Assets, the System or the Business (including Taxes required to be withheld or paid in connection with amounts paid or owing to any employee, independent contractor or other third party).

            (b) None of the Assets (i) is property that is required to be treated as owned by another person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, or (iii) directly or indirectly secures any debt the interest of which is tax-exempt under Section 103(a) of the Code.

            (c) There are no Liens for Taxes on any of the Assets except for Permitted Liens.

            (d) Neither Seller nor any affiliated, combined or unitary group of which either Seller is or was a member is a party to any Tax allocation or sharing agreement, except as provided in this Agreement, under which Buyer or the Assets could be subject to Tax or other liability after the Closing.

            (e) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code.

            (f) Neither Seller (or affiliate of either Seller) has received any notice of deficiency or assessment of proposed deficiency from any taxing authority pertaining to the Assets, the Business or the System.

         Section 5.10  Compliance with Legal Requirements.

            (a) Each Seller, except as set forth on Schedule 5.10, is in compliance in all material respects with all Legal Requirements, including, without limitation, the Communications Act, the Copyright Act, the Occupational Safety and Health Act, and rules and regulations promulgated thereunder. Neither Seller has received notice from any Governmental Authority, including, without limitation, the FCC, of any violation of its rules and regulations insofar as they apply to the System.

            (b) Sellers have submitted to the FCC all material filings, including, without limitation, cable television registration statements, current annual reports, annual regulatory fee filings, aeronautical frequency usage notices, and current cumulative leakage index reports ("CLI"), that are required under the rules and regulations of the FCC. A request for renewal has been timely filed under Section 626(a) of the 1984 Cable Act with the proper Governmental Authority with respect to each Franchise of the System expiring within 36 months of the date of this Agreement and true and correct copies of such requests have been delivered to Buyer.

            (c) Except as set forth on Schedule 5.10, Sellers have, with respect to the System, been certified as in compliance with the FCC's equal opportunity rules for the last seven reporting years. Except as set forth on Schedule 5.10, the System has received a passing score on the most recent CLI tests, based upon the signal leakage criteria prescribed by the FCC.

            (d) Except as set forth on Schedule 5.10, the System is in material compliance with the must-carry and retransmission consent provisions of the Communications Act and the FCC rules and regulations promulgated thereunder. Except as set forth on Schedule 5.10, all of the broadcast signals carried by the System are carried pursuant to the must-carry provisions of Section 534 of the Communications Act and the regulations promulgated thereunder or pursuant to a re-transmission consent granted by the station in accordance with Section 325 of the Communications Act of 1934, as amended, and the regulations promulgated thereunder. Except as set forth on Schedule 5.10, all of the broadcasts television signals entitled to be carried pursuant to said must-carry provisions are in fact carried by the System.

            (e) Each Seller is permitted under the Franchises and FCC rules, regulations and orders and any other applicable law, rule or regulation to distribute the transmissions (whether television, satellite, radio or otherwise) of video programming or other information that Sellers make available to subscribers of the System and to utilize all carrier frequencies generated by the operations of the System, and is licensed to operate all the facilities required by law to be licensed, including, without limitation, any Business Radio and any Cable Television Relay Service facilities being operated as part of the System. No written requests or notices have been received by Sellers during the prior three years from the FCC, the United States Copyright Office or any other Person challenging or questioning the right of Sellers to operate the System in the manner currently operated or any FCC-licensed or registered facility used in conjunction with the operation of the System.

            (f) Sellers have the legal right and authority, including, without limitation, all necessary authorizations and licenses from the FCC, to carry and to continue to carry and use in the conduct of the Business all signals now being carried by the System. All such signals are positioned as required by applicable law and regulation. Except as disclosed on Schedule 5.10, no written notices or demands have been received by Sellers from the FCC, any television station or any other Person of any claim or objection challenging the right of Sellers to carry or deliver any signal now carried or delivered by the System. No administrative or judicial proceeding involving the right to carry and deliver such signals has been commenced and, to the knowledge of Sellers, no such proceeding has been threatened, except for proceedings affecting the cable television industry generally. Except as set forth on Schedule 5.10, Sellers are providing syndicated exclusivity and network non-duplication protection to stations entitled thereto which have requested such protection.

            (g) For the last three and one-half years, Sellers have deposited with the U.S. Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the U.S. Copyright Office under the Copyright Act with respect to the Business and operations of the System as are required to obtain, hold and maintain the compulsory license for cable television systems prescribed in the Copyright Act. To the knowledge of Sellers, except as set forth on Schedule 5.10, there is no inquiry, claim, action or demand pending before the U.S. Copyright Office or from any other party that questions the copyright filings or payments made by Sellers with respect to the System.

            (h) All necessary FAA approvals have been obtained with respect to the height and location of towers used in connection with the operation of the System and the System is being operated in material compliance with the rules and regulations of the FAA. Without limiting the generality of the foregoing, the existing towers of the System are obstruction marked and lighted in accordance with the rules and regulations of the FAA and FCC or are exempt from such requirements, and all required tower registrations have been filed with the FCC. All required authorizations, including, but not limited to, Hazard to Air Navigation determinations, for such towers have been issued by and pursuant to the rules and regulations of the FAA.

            (i) Sellers have heretofore provided copies to Buyer of each of the Franchises. Sellers are not aware of any reason why the Telecommunications Regulatory Board would not consent to the transfer and extension of the Franchises as contemplated hereby.

         Section 5.11 System Information. The System is a small cable system pursuant to the FCC's rate rules. The FCC has determined that the System is subject to Effective Competition and therefore, is not subject to rate regulation. At Closing, the System will meet or exceed the performance standards as shown on the proof of performance tests on Schedule 5.11. Schedule 5.11 sets forth a true and accurate description of the following information as of the dates set forth in such Schedule:

                  (i) the approximate number of linear miles of energized cable plant that are included in the Assets;

                  (ii) a general description of Basic Cable services, Basic
            Antenna services and Premium or Pay services available from the System and the rates charged by Sellers for such services;

                  (iii) the number of Equivalent Basic Subscribers (which will not be less than 55,000 on the date hereof and on the Closing Date), the number of Basic Antenna subscribers and the number of Pay Units;

                  (iv) the stations and signals carried by the System and the channel position of each such signal and station;

                  (v) the Megahertz capacity of the System including, without limitation, whether the System has been digitized;

                  (vi) the analog channel capacity of the System;

                  (vii) the principal marketing, promotional and advertising programs currently in effect for the System and any other such program that had been in effect at any time since January 1, 1998;

                  (viii) the rates and charges for installation, converter,
            equipment and monitor services;

                  (ix) an estimate of the percentage of single-family houses and residential dwelling units serviced by the System (each of which can be legally serviced by the System by using no more than 150 feet of drop cable possessed by the System); and

                  (x) the latest proof of performance tests for the System.

         Section 5.12  Environmental Matters.

            (a) Neither Seller has received any notice of, and to Sellers' knowledge, none of the Owned Real Property or Leased Real Property is listed on the federal National Priorities Lists or the Comprehensive Environmental Response, Compensation, Liability Information System, Leaking Underground Storage Tank List (federal or local), or is the subject of any federal or Puerto Rico "Superfund" evaluation or investigation, or any other investigation or proceeding of any Governmental Authority evaluating whether any removal or remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the Owned Real Property or Leased Real Property.

            (b) To Sellers' knowledge, no above ground or underground storage tanks or surface impoundments have been or are located in or on the Owned Real Property or Leased Real Property.

            (c) Except as set forth on Schedule 5.12, each Seller is in compliance in all material respects with, and holds all material permits, licenses and authorizations required under all Legal Requirements with respect to pollution or protection of the environment, including Legal Requirements relating to actual or threatened emissions, discharges, or releases of Hazardous Substances into the ambient air, surface water, ground water, land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, insofar as they relate to the Owned Real Property or Leased Real Property. Neither Seller has received any notice of, and to Sellers' knowledge there are no circumstances relating to, any past or present condition, circumstance, activity, practice or incident (including without limitation, the presence, use, generation, manufacture, disposal, release or threat to release of any Hazardous Substances from or on the Owned Real Property or Leased Real Property), that could interfere with, prevent continued compliance with, or result in any Losses pursuant to, any Legal Requirement with respect to pollution or protection of the environment, or that is reasonably likely to give rise to any Losses, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any Hazardous Substance on, from or attributable to the operation of the System or the Owned Real Property or Leased Real Property.

            (d) "Hazardous Substances" has the meaning given in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. ss.ss. 9601 et seq.), as amended, and rules and regulations promulgated thereunder ("CERCLA"), and, for purposes of this Agreement, shall also include substances such as petroleum, crude oil, petroleum products, or any fraction thereof, which are not otherwise specifically listed or designated as Hazardous Substances under CERCLA.

         Section 5.13 Financial and Operational Information. Attached as
Schedule 5.13 are the following financial statements (collectively, "Financial Statements"): (i) audited combined balance sheets of Sellers as of December 31, 1998 and 1999, and audited combined statements of operation, cash flows and changes in partners' or shareholders' equity for each of the years then ended;
(ii) audited balance sheets of Cable Systems USA, Partners as of December 31, 1997 and 1998, and audited statements of operation, cash flows and changes in partners' equity for each of the years then ended; (iii) unaudited combined balance sheet of Sellers as of February 29, 2000, and unaudited combined statements of operation; and (iv) unaudited statements of operation of Cable Systems USA, Partners for the three months ended March 31, 1999. The Financial Statements have been prepared in accordance with generally accepted accounting principles and present fairly the net assets and results of operations of the persons reported on as of the dates and for the periods indicated, subject to normal year-end adjustments.

         Section 5.14 No Adverse Change. Since December 31, 1999, (i) there has been no material adverse change in the condition (financial or otherwise) or results of operations of the System taken as a whole; (ii) the Assets and the financial condition and operations of the System taken as a whole have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, or act of God or public force or otherwise; (iii) Sellers have not made any sale, assignment, lease or other transfer of assets or properties of the System other than in the normal and usual course of business; and (iv) except as set forth on
Schedule 5.14, Sellers have continued the pricing policies and have conducted the promotional, advertising and other business and operational activities with respect to the Systems (including, without limitation, billing, collection, subscriber relations and joint trenching activities) materially in the normal and ordinary course of business consistent with past practices.

         Section 5.15 Taxpayer Identification Number. Sellers' respective U.S. Taxpayer Identification Numbers are as set forth in the introductory paragraph of this Agreement.

         Section 5.16 Intangibles. Sellers neither use nor hold any copyrights, trademarks, trade names, service marks, service names, logos, licenses, permits or other similar intangible property rights and interests in the operations of the System that do not incorporate the name "Pegasus" or variations thereof, other than as set forth on Schedule 5.16. In the operation of the System, Sellers are not to their knowledge infringing upon or otherwise acting adversely to any such intangible property rights and interests owned by any other Person or Persons, and there is no claim or action pending, or to Sellers' knowledge threatened, with respect thereto.

         Section 5.17 Accounts Receivable. Sellers' accounts receivable from the System are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of Sellers which resulted from the regular course of Sellers' business.

         Section 5.18 Bonds. Except as set forth on Schedule 5.18, there are no franchise, construction, fidelity, performance, or other bonds or letters of credit posted by either Seller in connection with the System or the Assets.

         Section 5.19 Transactions with Affiliates and Employees. Except as set forth on Schedule 5.19, there is no lease, sublease, indebtedness, contract, agreement, understanding, or other arrangement of any kind (whether oral or written) entered into by either Seller with respect to the System or applicable to any Asset with any employee, affiliate or shareholder of such Seller.

         Section 5.20 Sole Franchisee. Each Seller is the sole franchisee for each of its franchise areas. There is no overbuild of the System, nor any overbuild pending, and to Sellers' knowledge, there is no overbuild threatened. In addition, there is no Multipoint Distribution System ("MDS") or Multichannel MDS ("MMDS") providing signals to the areas served by the System nor any such MDS or MMDS service pending, and to Sellers' knowledge, there is no MDS or MMDS service threatened.

         Section 5.21 Real Property. Schedule 5.21 describes the Owned Real Property and the Leased Real Property, including, in the case of the Leased Real Property, the lessor and the principal terms and conditions of each lease. Except as described in Schedule 5.21 or in the appropriate title report relating to the real property (copies of which have been delivered to the Buyer), Sellers have good and valid title in pleno dominio to all of the Owned Real Property, in each case free and clear of any Lien except for (a) Liens for current taxes, assessments and governmental charges and levies which may be paid without penalty, interest or other additional charge or which are being contested in good faith by appropriate proceedings and are not material in amount or value in relation to the value of the associated property; (b) such utility and municipal easements and restrictions, if any, as do not detract in any material respect from the value or marketability of the property subject thereto and do not interfere with the use of such property; (c) Permitted Liens; and (d) Liens which will be removed at or prior to Closing. No condemnation proceeding is pending or to the knowledge of Sellers, threatened with respect to any real property identified in Schedule 5.21. The current use of all real property owned by Sellers is in compliance in all material respects with the applicable certificate of occupancy and all applicable Legal Requirements. Since Sellers have owned the System they have neither received notice nor acquired actual knowledge of any unresolved claims by a property owner asserting that Sellers do not have any necessary right of way to keep or gain access to cable included in the System in its current location.

         Section 5.22 Insurance. Schedule 5.22 is a true and complete list of all policies of insurance, performance bonds and letters of credit in force with respect to the System. Such policies are each outstanding and in full force and effect on the date hereof. Schedule 5.22 sets forth an accurate and complete list of all unresolved claims made against Sellers, or claims that Sellers have reason to believe may be made against it, with respect to matters believed by Sellers to be insured against or covered by any insurance or benefit policy or plan.

         Section 5.23 Finders and Brokers. Neither Sellers nor Pegasus have dealt with any finder or broker in connection with the transactions contemplated by this Agreement in any manner that would impose on Buyer any obligation to pay a fee or commission. Sellers will be responsible for the fees of Waller Capital Corporation.

         Section 5.24 Full Disclosure. No representation or warranty of Sellers contained in this Agreement contains an untrue statement of a material fact.

         Section 5.25 Year 2000. There has not occurred, and Sellers do not expect that there will occur, any material disruption in the operations or business systems of Sellers resulting from the inability of computer systems of Sellers or equipment containing embedded microchips to recognize or properly process dates in or following the year 2000.

                                   ARTICLE 6
                                    COVENANTS

         Section 6.1 Certain Affirmative Covenants of Sellers Regarding the System. Except as Buyer may otherwise consent in writing, between the date of this Agreement and Closing each Seller shall:

            (a) (i) continue to operate its System in the ordinary course of business in accordance with such Seller's past practices, (ii) continue to maintain the tangible Assets in their present condition and repair consistent with such Seller's past practices, ordinary wear excepted, (iii) continue to perform all of its obligations under all of the Franchises, Licenses and Contracts without material breach or default consistent with such Seller's past practices, (iv) continue to operate the System in all material respects in compliance with applicable Legal Requirements consistent with such Seller's past practices; (v) continue the pricing, marketing, advertising, promotion (including rebates, free or discounted services or payments made on behalf of or to any subscriber) and other activities with respect to the System (including without limitation billing, collection, subscriber, and joint trenching matters) in all material respects in the normal and ordinary course of business consistent with such Seller's past practices; (vi) use commercially reasonable efforts to (A) preserve the current business organization of the System intact, including preserving existing relationships with Persons having business with the System, (B) keep available the services of its employees providing services in connection with the System, and (C) maintain inventories of equipment and supplies for the System at historic levels; (vii) renew all Transferred Contracts in the ordinary course of business on terms substantially similar to other Transferred Contracts of the same type and (viii) maintain in force all of the policies of insurance, performance bonds and letters of credit listed on
Schedule 5.22;

            (b) upon reasonable prior notice to such Seller, give to Buyer and its counsel, accountants, and other representatives access during normal business hours to the System, the employees of the System, personnel records, the Owned Real Property, the Leased Real Property, the other Assets and such Seller's books and records relating to the System, provided that such persons who are provided access shall be accompanied by a representative of such Seller and that such access shall not disrupt the normal business operations of the System;

            (c) as soon as possible after the date of this Agreement, and at Sellers' expense, exercise commercially reasonable efforts to obtain in writing as promptly as practicable all approvals, waivers, authorizations and consents described on Schedule 5.3 from all Persons that are not Governmental Authorities, and deliver to Buyer copies thereof promptly upon receiving them; provided that "commercially reasonable efforts" for this purpose shall not require Sellers to undertake extraordinary or unreasonable measures to obtain such approvals, waivers, authorizations and consents, including, without limitation, the initiation or prosecution of legal proceedings; provided, further, that the costs and expenses associated with the performance after the Closing Date of obligations which are required by a third party as a condition of granting its consent or approval shall be borne solely by Buyer, if Buyer consented thereto in writing in advance of obtaining such signed consents; in the event that Buyer's cooperation is required to obtain such approvals, waivers, authorizations or consents, Buyer shall be responsible for its own out-of-pocket costs in connection therewith;

            (d) promptly, and in any event within 31 days after the end of each month between the date hereof and the Closing, deliver to Buyer copies of any monthly and year-to-date financial statements for the System and other reports with respect to the operation of the System regularly prepared by such Seller at any time from the date hereof until Closing;

            (e) promptly inform Buyer in writing of any material adverse change in the condition (financial or otherwise), operations or business of the System taken as a whole;

            (f) continue to carry and maintain in full force and effect its existing casualty and liability insurance through and including the Closing Date; and

            (g) maintain its books, records and accounts with respect to the Assets and the operation of the System in the usual, regular and ordinary manner on a basis consistent with past practices.

         Section 6.2 Approvals from Governmental Authorities. Sellers and Buyer shall (a) file the appropriate notifications under the HSR Act as soon as possible, but in no event later than 10 days after the date of this Agreement and (b) file with any Governmental Authorities from which the approvals, authorizations and consents described in Schedule 5.3, and the renewals described in Section 7.1(n), must be obtained, joint applications requesting such approvals, authorizations, consents and renewals as soon as practicable, but in no event later than 30 days after the date of this Agreement. Sellers and Buyer shall each exercise commercially reasonable efforts in furtherance of the foregoing (including Buyer's cooperation in attending meetings with Governmental Authorities and providing the financial data, information as to operating experience, appropriate insurance and surety bonds and any other information required to timely prepare and submit the applications referenced above), and the parties shall exercise commercially reasonable efforts necessary or appropriate to expedite the processing of the applications and to secure such authorizations, approvals, consents and renewals and to obtain early termination of the waiting period under the HSR Act. Sellers and Buyer shall furnish each other with any correspondence from or to, and notify each other of any other communications with, Governmental Authorities that relate to such authorizations, approvals, consents and renewals, and each party shall have the right to participate in any hearings or proceedings before Governmental Authorities with respect to such authorizations, approvals, consents and renewals. Each party shall bear its own expenses in connection with its compliance with the foregoing.

         Section 6.3 Employee Matters. Sellers shall be responsible for and shall cause to be discharged and satisfied in full on or prior to the Closing Date all amounts owed to any employee of the System through the Closing Time, including wages, salaries, accrued vacation, sick pay, Christmas bonus, any employment, incentive, compensation or bonus agreements, or other benefits or payments on account of termination, and shall indemnify and hold Buyer harmless from any Losses thereunder. Nothing in this Section is intended to confer on any employee of the System any right to employment by Buyer, which shall be in Buyer's complete discretion (subject to any applicable Legal Requirement). Sellers shall terminate all employees of the System effective as of the Closing and shall pay all liabilities associated with such terminations, including without limitation all liabilities associated with Law 80.

         Section 6.4 WARN Act. Sellers shall comply with the employee notification requirements, if applicable, of the Federal Worker Adjustment and Retraining Notification Act.

         Section 6.5 Exclusivity. During the period from the date hereof to the earlier of (i) the consummation of the transactions contemplated hereby or (ii) the termination of this Agreement, Sellers and Pegasus will not, directly or indirectly, through any partners, members, shareholders, directors, officers, employees, agents, representatives or otherwise, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving PCT or MCT or the acquisition of all or any of the Assets or the capital stock of PCT or MCT or any portion thereof (an "Acquisition Transaction") or negotiate, explore or otherwise engage in discussions with any Person with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated by this Agreement. Sellers shall immediately advise Buyer in writing of the receipt of any inquiries or proposals related to an Acquisition Transaction.

         Section 6.6 Certain Negative Covenants of Sellers. Except as Buyer may otherwise consent in writing, which consent shall not be unreasonably withheld, or except as otherwise permitted by this Agreement, between the date of this Agreement and Closing, Sellers shall not operate the Business in other than the ordinary course, including, without limitation, (a) modify, terminate, renew, suspend, abrogate or enter into (1) any Franchise or License or (2) provided such modification, termination, renewal, suspension, abrogation or entry would not be materially adverse to any material Contract, (b) sell, assign, lease or otherwise dispose of any of the Assets, unless such Assets are consumed or disposed of in the ordinary course of business or disposed of in conjunction with the acquisition of replacement property of equivalent kind and value, (c) create, assume, or permit to exist any Lien upon any Asset except for Permitted Liens and Liens granted by Sellers to their lenders (which Sellers agree shall be listed on Schedule 5.4 and discharged by Sellers at or prior to closing as provided in Section 6.10), (d) change customer rates for any service or charges for remote or installations or add, delete, tier, retier or repackage any cable television programming offered by the System except to the extent required under the Communications Act or any other Legal Requirement, (e) increase any bonuses, salaries or other compensation to any employee, enter into any employment, severance or similar Contract, or adopt or increase the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan, for or with any employees of the System, or (f) agree to do any of the foregoing. Further, Sellers shall not seek, accept or agree to amendments or modifications to, or any condition to the transfer of, existing Franchises or Licenses, or seek to accept or agree to any modification or amendment to, or any condition to the transfer of, any of the Contracts, Owned Real Property or Leased Real Property other than any reasonable modification, amendment or condition that does not materially and adversely affect Buyer.

         Section 6.7 Supplements to Schedules. Sellers shall, from time to time prior to Closing, supplement the Schedules to this Agreement with additional information that, if existing or known to Sellers on the date of this Agreement, would have been required to be included in one or more Schedules to this Agreement. Subject to Section 11.7, for purposes of determining the satisfaction of any of the conditions to the obligations of Buyer in Section 7.1 and the liability of Sellers for breaches of Sellers' representations and warranties under this Agreement, the Schedules to this Agreement shall be deemed to include only (a) the information contained in such Schedules on the date of this Agreement and (b) information added to such Schedules by written supplements delivered to Buyer by Sellers prior to Closing that reflect actions expressly permitted by this Agreement to be taken after the date hereof.

         Section 6.8 Notification of Certain Matters. Each party will promptly notify the other party in writing of any fact, event, circumstance, action or omission (i) which, if known at the date of this Agreement, would have been required to be disclosed by it in or pursuant to this Agreement, or (ii) the existence or occurrence of which would cause any of such party's representations or warranties under this Agreement not to be true and accurate in any material respect. However, except as provided in Section 6.7 or Section 11.7, no disclosure by Sellers pursuant to this Section 6.8 shall be deemed to amend this Agreement or to cure any misrepresentation, breach of warranty or breach of covenant by any party.

         Section 6.9 Commercially Reasonable Efforts. Each party shall use commercially reasonable efforts to take all steps within its power, and will cooperate with the other party, to cause to be fulfilled those of the conditions to the other party's obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions, and will execute and deliver such instruments and take such other commercially reasonable actions as may be necessary to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

         Section 6.10 Release of Certain Liens, Litigation and Other Obligations. Sellers shall take all necessary actions, including without limitation the discharging or other satisfaction of related claims and obligations, to cause the termination, release, and removal on or prior to the Closing Date of all Liens, other than Permitted Liens, including those listed on
Schedule 5.4. In addition, Sellers shall discharge and otherwise satisfy all other outstanding liabilities and obligations relating to the System other than subscriber deposits and prepaid subscriber fees and other than Permitted Liens, in each case without incurring any obligations on the part of Buyer or otherwise adversely affecting Buyer.

         Section 6.11 Duty of Good Faith and Fair Dealing. Each party agrees that it will act in good faith with regard to all matters that are the subject of this Agreement, and will neither intentionally nor knowingly take any action or omit to take any action at any time for the primary purpose of depriving the other party unfairly of any right or benefit that the other party has at such time under this Agreement.

         Section 6.12 Access to Books and Records. For a period of five years from and after the Closing Date, Buyer will permit Sellers, during reasonable business hours and upon reasonable notice, to review any books, records, or other documents transferred to Buyer hereunder and relating to the period prior to the Closing for any reasonable and necessary purpose reasonably related to the interest of Sellers and permit Sellers, at Sellers' own cost and expense, to make copies of specific portions of any such books, records, or other materials relevant to the purpose for which such review is conducted. In the event that Buyer chooses to dispose of any such books, records, or other materials during such five year period other than in the ordinary course consistent with the past practices of Sellers, Buyer shall notify Sellers sufficiently in advance so that Sellers may review and copy any such records to be disposed of.

         Section 6.13 Transfer Taxes. Sellers will pay the Puerto Rico documentary tax on the original of the deed conveying the Real Property and the notarial tariff relating to such conveyance. Buyer will pay the Puerto Rico documentary tax on the certified copy of such deed and the recording tax relating to such conveyance. Sellers and Buyer will share equally in the payment of any other sales, use, transfer, excise, documentary or license taxes or fees imposed by any Governmental Authority with respect to the transfer of any of the Assets pursuant to this Agreement, including HSR filing fees.

         Section 6.14  Covenant Not to Compete.

            (a) General rule. Except as provided in subsection (c), from and after the Closing and continuing throughout the period ending 40 months after the Closing Date, each Seller and Pegasus covenants and agrees that neither it nor any person or entity in which a Seller or Pegasus has any interest whatsoever, or in which it participates in any way, will directly or indirectly engage in a Competitive Business in the Service Area (as such terms are hereinafter defined), whether as a shareholder, partner, proprietor, associate, consultant, representative or otherwise, nor shall it or they become or be interested in, or associated with any other person, corporation, firm, partnership or other entity whatsoever which is engaged in such a Competitive Business in the Service Area. In addition, Sellers and Pegasus will not use the name "Pegasus" or derivatives thereof in a Competitive Business in the Service Area.

            (b) Definitions. For the purposes of this Section 6.14:

                  (1) The term "Competitive Business" shall mean the business of operating a cable television system, a master antenna television system (whether satellite or otherwise), an over-the-air or subscription television system or service, a direct satellite television (DTS) service, a pay television system or service of any kind or nature, whether now or hereafter created, and/or an MDS or MMDS, and any other system for the transmission of both video and audio signals, whether now or hereafter created.

                  (2) The term "IVDS" shall mean interactive video data service.

                  (3) The term "Pegasus Affiliate" shall mean any affiliate of Pegasus, including without limitation any Satellite Carrier that at the time is an affiliate of Pegasus.

                  (4) The term "Satellite Carrier" shall mean DIRECTV, Inc., Galaxy Latin America, Sky Latin America, EchoStar Communications Corporation and/or their respective affiliates and/or successors.

                  (5) The term "Service Area" shall mean the territorial area of the Commonwealth of Puerto Rico.

            (c) Exceptions. Notwithstanding the foregoing provisions of this
Section 6.14:

                  (1) Except as provided in subparagraph (3) below, a Seller or Pegasus may directly or indirectly make solely passive investments in any Competitive Business which is publicly held and in which such Seller or Pegasus will not own or control, directly or indirectly, in the aggregate, securities which constitute more than 5% of the voting rights or equity ownership of such publicly held business.

                  (2) A Seller and Pegasus shall not be restricted from engaging directly or indirectly in any of the following activities at any time in the Service Area:

                           (i) Owning one or more broadcast television stations
                  and contracting with one or more cable systems to carry the programming of that station.

                           (ii)  Providing services pursuant to PCS licenses.

                           (iii) Providing IVDS.

                           (iv)  Being an internet service provider.

                  (3) If a Seller, Pegasus or a Pegasus Affiliate, by itself or as part of a group, acquires control of all or substantially all of the assets of a Satellite Carrier, or merges with a Satellite Carrier or its affiliate, or acquires all or a portion of the capital stock of a Satellite Carrier, then the Seller, Pegasus or the Pegasus Affiliate may provide satellite services in the Service Area, so long as the

         Seller, Pegasus or the Pegasus Affiliate does not directly or (subject to the last sentence of this paragraph (3)) indirectly (i) solicit, through the use of direct mailings, door-to-door marketing, telemarketing or any other direct or target marketing activities, the residents, customers, owners or managers of homes or multiple dwelling units located within the areas currently serviced by the System, (ii) advertise in the areas currently serviced by the System in any newspaper or publication or on any radio or television station, other than nationally run advertisements that appear in newspapers or other publications that are distributed on a substantially national basis in the United States or Latin America, or that run on a substantially national basis in the United States or Latin America on radio or network television stations, or (iii) use the name "Pegasus" or derivatives thereof in marketing its satellite services in the Service Area. So long as the restrictions set forth in clauses (i), (ii) or
         (iii) of the first sentence of this paragraph (3) are and have been complied with, then such restrictions will not restrict (A) payment of sales commissions to retailers, distributors and/or installers who are independent contractors for or serve as agents of a Seller, Pegasus or a Pegasus Affiliate in its marketing and distribution of programming of a Satellite Carrier, as long as such commissions are not paid to facilitate direct or targeted marketing activities; (B) cooperative marketing, promotion, advertising and sales commission programs of a Seller, Pegasus or a Pegasus Affiliate to the extent that a Seller, Pegasus or a Pegasus Affiliate pays marketing, promotion and advertising costs and sales commissions pursuant to a standard dealer program substantially similar to programs in effect in the United States or Latin America; (C) solicitation of prospective customers of a Satellite Carrier who contact a Seller, Pegasus or a Pegasus Affiliate other than as a result of solicitation or advertising prohibited by clauses (i), (ii) and (iii) of this paragraph (3); and (D) a Seller, Pegasus or a Pegasus Affiliate that has signed a definitive acquisition agreement with a Satellite Carrier from engaging in marketing activities consistent with the Satellite Carrier's marketing activities in effect in the Service Area at the time that the definitive acquisition agreement is signed. Any activity permitted by the second sentence of this paragraph (3) will not be deemed to constitute an indirect violation of clause (i), (ii) or (iii) of the first sentence of this paragraph (3).

                  (4) If a Satellite Carrier directly or indirectly acquires an interest in, or the satellite assets of, Pegasus (and/or its affiliates), the Satellite Carrier shall not be prohibited from providing satellite services in the Service Area so long as the Satellite Carrier does not (i) use the name "Pegasus" or derivatives thereof in marketing its satellite services or (ii) use any customer lists, subscriber information or any other confidential or proprietary information relating to the System or the Assets.

                  (5) Subject to the restrictions, if applicable, set forth in paragraphs (3) and (4), a Seller, Pegasus or Pegasus Affiliate, by itself or as part of a group, may acquire control of substantially all of the assets or stock of a Satellite Carrier or may have a Satellite Carrier acquire an interest in assets or stock of the Seller, Pegasus or Pegasus Affiliate.

            (d) Right to Seek Injunctive Relief. Each Seller hereby acknowledges and agrees that a violation of this Section 6.14 will cause irreparable injury to Buyer and that Buyer shall be entitled, in addition to any other rights and remedies Buyer may have, at law or in equity, to seek an injunction enjoining and restraining such Seller from doing or continuing to do any such and any other violations or threatened violations of this Section 6.14.

            (e) Severability and Reformation. If any provisions of this Section 6.14, as applied to any party or to any other circumstances, shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provisions hereof, the application of such provision in any other circumstances, or the validity or enforceability of this Section 6.14. The parties intend this Section 6.14 to be enforced as written. However, if any provision or any part hereof is held to be unenforceable because of the duration of such provision or the area covered thereby, Sellers and Buyer, as the case may be, agree that the court making the determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, to the extent necessary to make this Section 6.14 enforceable, and in its reduced or altered form, such provision shall be enforced.

         Section 6.15 Lien Searches. Sellers shall obtain, and deliver to Buyer, not less than 45 days from the date hereof, comprehensive searches of the public records of jurisdiction in which any of the Assets are located regarding any and all Liens and Judgments affecting, encumbering or otherwise relating to the System or the Assets.

                                   ARTICLE 7
                              CONDITIONS PRECEDENT

         Section 7.1 Conditions to Buyer's Obligations. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any one or more of which may be waived by Buyer, in its sole discretion.

            (a) Accuracy of Representations and Warranties. Each representation and warranty of Sellers set forth in this Agreement that is qualified by materiality shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated under this Agreement and except for representations and warranties made only at and as of a certain date, which shall be true and correct as of that date. Each representation and warranty of Sellers set forth in this Agreement that is not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated under this Agreement and except for representations and warranties made only at and as of a certain date, which shall be true and correct as of that date.

            (b) Performance of Agreements. Sellers shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement to be performed and complied with by them at or before Closing, and no event which would constitute a material breach of the terms of this Agreement on the part of Sellers shall have occurred and be continuing.

            (c) Officer's Certificate. Buyer shall receive a certificate executed by an executive officer of each Seller, dated as of Closing, reasonably satisfactory in form and substance to Buyer, certifying that the conditions specified in Sections 7.1(a), (b), (d), (g), (i) and (k) have been satisfied.

            (d) Legal Proceedings. There shall be no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement, and there shall be no Litigation pending or threatened that seeks or that, if successful, would have the effect of any of the foregoing.

            (e) Sellers' Counsel Opinion. Buyer shall have received an opinion of Drinker Biddle & Reath LLP, counsel to Sellers, dated as of the Closing Date, in the form of Exhibit 7.1(e).

            (f) Sellers' FCC Counsel Opinion. Buyer shall have received an opinion of Vorys, Sater, Seymour & Pease, special FCC counsel to Sellers, dated as of the Closing Date, in the form of Exhibit 7.1(f).

            (g) Consents. All consents to the assignment or transfer of Transferred Contracts and Licenses described on Schedule 5.3 shall have been obtained and remain in full force and effect, and Buyer shall have either received an assignment or transfer of all such Transferred Contracts or Licenses; provided, however, that if any such Contracts prove to be not assignable, Buyer shall have entered into contracts or other arrangements replacing such contracts, and such replacement contracts or arrangements give Buyer the benefits of such non-assigned Contracts and do not impose on Buyer terms or conditions that, in the aggregate, would be materially more detrimental to Buyer than the terms of the Contracts that they replace.

            (h) Evidence of Authorizing Actions. Sellers shall have delivered to Buyer evidence reasonably satisfactory to Buyer to the effect that Sellers have taken all action necessary to authorize its execution of this Agreement and the consummation of the transactions contemplated hereby.

            (i) Subscribers. The number of Equivalent Basic Subscribers shall be at least 55,000 as of the Closing, and Sellers shall have delivered to Buyer a subscriber list, dated the Closing Date and certified by Sellers to that effect.

            (j) Lien Releases. Sellers shall have delivered evidence satisfactory to Buyer that all Liens (other than Permitted Liens) affecting or encumbering the Assets have been terminated, released and (subject to recordation) removed of record prior to or as of the Closing Date.

            (k) No Material Adverse Change. There shall not have been any material adverse change in the condition (financial or otherwise) or results of operations of the System taken as a whole.

            (l) Other Documents. All other documents and other items required to be delivered under this Agreement to Buyer at or prior to Closing shall have been delivered or shall be tendered at the Closing.

            (m) HSR Act. The waiting period under the HSR Act shall have expired or shall have been terminated.

            (n) Telecommunications Regulatory Board. The consents of the Telecommunications Regulatory Board to (1) the assignment of the Franchises to Buyer and (2) the renewal of the Franchises expiring in 2003 and 2004 for a period of at least ten years from the Closing to Buyer, in each case on terms no less favorable to Buyer than the terms of the Aguadilla Franchise, shall each have become a Final Order.

            (o) Environmental Matters. Any Phase I environmental report ordered by Buyer with respect to any Owned or Leased Real Property hereunder and which is received by Buyer within 90 days after the date hereof shall not reflect any condition that would materially and adversely affect such property. This condition shall be deemed satisfied on or before the 100th day after the date hereof.

            (p) Title Reports and Insurance. The Owned Real Property to be conveyed to Buyer hereunder shall be insurable at regular standard rates, at Buyer's expense, by any title insurance company licensed to do business in Puerto Rico and the Owned Real Property shall be free of exceptions to title which would, individually or in the aggregate, materially impair the ability of Buyer following the Closing from operating the System and using the Owned Real Property as presently operated or used.

         Section 7.2 Conditions to Sellers' Obligations. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any one or more of which may be waived by Sellers, in their sole discretion:

            (a) Accuracy of Buyer's Representations and Warranties. Each representation and warranty of Buyer set forth in this Agreement that is qualified by materiality shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated under this Agreement and except for representations and warranties made only at and as of a certain date which shall be true and correct as of that date. Each representation and warranty of Buyer set forth in this Agreement that is not so qualified shall be true and correct in all material respects as of the date of this Agreement and shall be true as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated under this Agreement and except for representations and warranties made only at and as of a certain date which shall be true and correct in all material respects as of that date.

            (b) Performance of Obligations. Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement to be performed and complied with by it at or before Closing and no event which would constitute a material breach of the terms of this Agreement on the part of Buyer shall have occurred and be continuing.

            (c) Officer's Certificate. Sellers shall have received a certificate executed by an executive officer of Buyer, dated as of Closing, reasonably satisfactory in form and substance to Sellers, certifying that the conditions specified in Sections 7.2(a) and (b) have been satisfied.

            (d) Legal Proceedings. There shall be no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated hereby, and there shall be no Litigation pending or threatened that seeks or that, if successful, would have the effect of any of the foregoing.

            (e) Buyer's Counsel Opinion. Sellers shall have received an opinion of Duane, Morris & Heckscher LLP, counsel to Buyer, dated as of the Closing Date, in the form of Exhibit 7.2(e).

            (f) Evidence of Authorizing Actions. Buyer shall have delivered to Sellers evidence reasonably satisfactory to Sellers to the effect that Buyer has taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby.

            (g) Other Documents. All other documents and other items required to be delivered under this Agreement to Sellers at or prior to Closing shall have been delivered or shall be tendered at the Closing.

            (h) HSR Act. The waiting period, if any, under the HSR Act shall have expired or shall have been terminated.

                                   ARTICLE 8
                                     CLOSING

         Section 8.1 Closing; Time and Place. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement ("Closing") shall occur and be effective as of the close of business on the last calendar day of the month in which all of the conditions to Closing have been satisfied; provided that in no event shall Closing occur later than October 31, 2000, or, if the only matter delaying Closing is the satisfaction of the condition set forth in Section 7.1(n), December 31, 2000 (as applicable, the "Outside Closing Date"). The Closing shall be held at the offices of Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania, 19103, at 10:00 a.m. commencing on the business day immediately preceding the Closing Date, except that the delivery of any documents conveying Owned Real Property and motor vehicles, and any other documents that are more conveniently delivered in Puerto Rico, shall be delivered and exchanged at the offices of Noel S. Gonzalez Miranda, Citibank Tower, Suite 1101, 252 Ponce de Leon Avenue, San Juan, Puerto Rico 00918-2013.

         Section 8.2 Sellers' Obligations. At or prior to Closing, Sellers shall deliver or cause to be delivered to Buyer the following:

            (a) Initial Adjustment Certificate. The Initial Adjustment Certificate described in Section 2.7.

            (b) Bill of Sale. Executed counterparts of a Bill of Sale and Assignment and Assumption Agreement relating to the Assets in the form attached hereto as Exhibit 8.2(b) (the "Bill of Sale") and such other assignment documentation as Buyer may reasonably request.

            (c) Officer's Certificate. The certificate described in Section 7.1(c).

            (d) Evidence of Authorizing Actions. Evidence reasonably satisfactory to Buyer that Sellers have taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby.

            (e) Opinion of Sellers' Counsel. The opinion described in Section 7.1(e).

            (f) Opinion of Sellers' FCC Counsel. The opinion described in
Section 7.1(f).

            (g) Vehicle Titles. Title certificates to all vehicles included among the Assets, endorsed for transfer of title to Buyer, and separate bills of sale and other title transfer documentation therefor, as required by the laws of the state in which such vehicles are titled.

            (h) Deed to Owned Real Property. A deed of purchase and sale conveying the Owned Real Property in accordance with the terms hereof, in form reasonably acceptable to Buyer and Sellers and warranting against restrictions or Encumbrances placed on the property by Sellers.

            (i) Possession. Actual possession and operating control of the System.

            (j) Conditions Precedent. To the extent not described above, all items set forth in Section 7.1.

            (k) Documents and Records. All (i) existing blueprints, schematics, working drawings, plans, specifications, projections, statistics, engineering records, original plant records, System construction and "as-built" maps, (ii) customer lists, files and records used by Sellers in connection with the operation of the System, including all lists of all pending subscriber hook-ups, disconnects and repair orders, supply orders and any other lists pertinent to the operation of the System, and (iii) personnel files and records relating to the employees of the System Buyer may have arranged to hire upon Closing. Delivery of the foregoing shall be deemed made to the extent such lists, files and records are located as of the Closing Time at any of the offices included in the Owned Real Property of Leased Real Property.

            (l) Other. Such other documents and instruments bills of sale and certificates of title as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

         Section 8.3 Buyer's Obligations. At Closing, Buyer shall deliver or cause to be delivered to Sellers the following:

            (a) Purchase Price. $167,000,000 plus or minus the estimated Current Items Amount required by Section 2.6 of this Agreement.

            (b) Bill of Sale. Executed counterparts of the Bill of Sale and such other assumption documentation as Sellers may reasonably request.

            (c) Officer's Certificate. The certificate described in Section 7.2(c).

            (d) Evidence of Authorizations. Evidence reasonably satisfactory to Sellers that Buyer has taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby.

            (e) Opinion of Buyer's Counsel. The opinion described in Section 7.2(e).

            (f) Conditions Precedent. To the extent not described above, all items set forth in Section 7.2.

            (g) Other. Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

                                   ARTICLE 9
                                   TERMINATION

         Section 9.1 Termination Events. This Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows:

            (a) at any time, by the mutual agreement of Buyer and Sellers;

            (b) by either Buyer or Sellers, upon written notice to the other, if the other is in material breach or default of its respective covenants, agreements, or other obligations herein, or if any of its representations herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate, and Buyer or Sellers, as the case may be, notifies the other of such breach, default or failure and such breach, default or failure is not cured within 30 days of receipt of notice that such breach, default or failure exists or has occurred;

            (c) by either Buyer or Sellers, upon written notice to the other, if any conditions to its obligations set forth in Sections 7.1 and 7.2, respectively, shall not have been satisfied on or before the Outside Closing Date for any reason other than a breach or default by such party of its respective covenants, agreements, or other obligations hereunder, or any of its representations herein not being true and accurate when made or when otherwise required by this Agreement to be true and accurate; or

            (d) by Buyer in accordance with Section 12.13.

         Section 9.2 Effect of Termination. If this Agreement shall be terminated pursuant to Section 9.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 9.2, Article 10, 12.1, 12.2, and 12.9, but termination of this Agreement pursuant to Section 9.1(b) shall not limit or impair any remedies that Buyer or Sellers may have under this Agreement with respect to a breach or default by the other of its covenants, agreements or obligations hereunder.

                                   ARTICLE 10
                                    REMEDIES

         Section 10.1 Specific Performance; Remedies Cumulative. Sellers and Buyer acknowledge that if either breaches its obligation hereunder to complete the Closing, the other would be irreparably damaged by such breach and that, in addition to the other remedies that may be available under this Agreement or at law, the other party shall be entitled to specific performance of this Agreement and injunctive relief. Subject to Sections 11.4, 11.5, 11.6 and 11.7, all rights and remedies under this Agreement are cumulative of, and not exclusive of, any other rights or remedies available under this Agreement, and the exercise of any such rights or remedies shall not bar the exercise of any other rights or remedies under this Agreement.

         Section 10.2 Attorney's Fees. In the event of any Litigation between Sellers and Buyer with respect to this Agreement or the transactions contemplated hereby, the party prevailing under such Litigation shall be entitled, as part of the Judgment rendered in such Litigation, to recover from the other party its reasonable attorneys' fees and costs and expenses in such Litigation.

         Section 10.3  Escrow Deposit.

            (a) Delivery Prior to Closing. In the event this Agreement is terminated by the parties in accordance with Section 9.1(a), by Buyer in accordance with Section 9.1(b), 9.1(d) or 9.1(e), or by either Buyer or Sellers in accordance with Section 9.1(c), then Buyer and Sellers promptly shall send a Joint Disbursement Notice (as defined in the Escrow Agreement) to Escrow Agent instructing Escrow Agent to transfer the Escrow Funds (as defined in the Escrow Agreement), together with all interest accrued thereon, to Buyer in accordance with such Joint Disbursement Notice. In the event this Agreement is terminated by Sellers in accordance with Section 9.1(b), then Buyer and Sellers promptly shall send a Joint Disbursement Notice to Escrow Agent instructing Escrow Agent to transfer (1) the Escrow Funds to Sellers, and (2) all interest accrued on the Escrow Funds to Buyer, in accordance with such Joint Disbursement Notice. The disbursement of the Escrow Funds to Buyer or Sellers shall not preclude such party from exercising any other rights or remedies provided for in this Agreement or at law or equity in the event of a breach by the other party of its obligations to complete the Closing under this Agreement.

            (b) Delivery After Closing. In the event that, following Closing, Buyer incurs Losses for which Buyer believes it is entitled to indemnification from Sellers in accordance with Article 11, then Buyer shall promptly submit to Sellers a claim for indemnification describing in reasonable detail the nature and, to the extent then reasonably practicable, the extent of the Losses that Buyer believes are indemnifiable by Sellers (an "Indemnification Notice"), and provided that there is no good faith dispute as to the applicability of indemnification for such Losses, Buyer and Sellers promptly shall send a Joint Disbursement Notice to Escrow Agent instructing Escrow Agent to transfer to Buyer, in accordance with such Joint Disbursement Notice, Escrow Funds as necessary to indemnify Buyer for such indemnifiable Losses. If, by the close of business on the last calendar day of the eighteenth month after the Closing Date (or on the next business day if such last calendar day is not a business day)

(the "Expiration Date"), Sellers shall not have received an Indemnification Notice from Buyer, then on the business day next following the Expiration Date, Buyer and Sellers shall send a Joint Disbursement Notice to Escrow Agent instructing Escrow Agent to transfer the balance of the Escrow Funds to Sellers in accordance with such Joint Disbursement Notice. If, however, Sellers have received an Indemnification Notice on or prior to the Expiration Date, then Escrow Agent shall retain control over the Escrow Funds until the parties have resolved Buyer's claims for indemnification, whereupon Buyer and Sellers promptly shall send a Joint Disbursement Notice to Escrow Agent instructing Escrow Agent to transfer Escrow Funds to Buyer and/or Sellers in accordance with the parties' resolution of such dispute. The disbursement of the Escrow Funds to Buyer shall not preclude Buyer from exercising any other rights or remedies provided for in this Agreement.


                                   ARTICLE 11
                                 INDEMNIFICATION

         Section 11.1 Indemnification by Sellers. From and after Closing, Sellers and Pegasus shall jointly and severally indemnify and hold harmless Buyer from and against any and all Losses arising out of or resulting from:

            (a) (1) any untruth or inaccuracy in any representation or warranty made by Sellers in this Agreement, or (2) any breach or default by Sellers in the performance of their covenants, agreements, or obligations under this Agreement;

            (b) any liabilities relating to employees of Sellers working for the System asserted under any federal, state or local law or regulation or otherwise pertaining to any labor or employment matter to the extent such labor or employment matter arises out of and relates to conditions existing or actions or events occurring prior to the Closing Time; and

            (c) any of the Retained Obligations and Liabilities.

         Section 11.2 Indemnification by Buyer. From and after Closing, Buyer shall indemnify and hold harmless Sellers and Pegasus from and against any and all Losses arising out of or resulting from:

            (a) (1) any untruth or inaccuracy in any representation or warranty made by Buyer in this Agreement, or (2) any breach or default by Buyer in the performance of its covenants, agreements, or obligations under this Agreement;

            (b) the Assumed Obligations and Liabilities;

            (c) any liabilities relating to employees of Sellers actually hired by Buyer pursuant to Section 6.3 arising after the Closing Time asserted under any federal, state or local law or regulation or otherwise pertaining to any labor or employment matter arising out of actions or events occurring or conditions arising subsequent to the Closing Time; and

            (d) the use by Buyer of Sellers' intellectual property in accordance with Section 3.2 of this Agreement.

         Section 11.3  Indemnified Third Party Claim.

            (a) If any Person not a party to this Agreement shall make any demand or claim or file or threaten to file or continue any Litigation with respect to which Buyer or Sellers or Pegasus are entitled to indemnification pursuant to Sections 11.1 or 11.2, respectively, then within thirty (30) days after notice (the "Notice") by the party entitled to such indemnification (the "Indemnitee") to the other (the "Indemnitor") of such demand, claim or Litigation, the Indemnitor shall have the option, at its sole cost and expense, to retain counsel for the Indemnitee (which counsel shall be reasonably satisfactory to the Indemnitee), to defend any such Litigation. Thereafter, the Indemnitee shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such Litigation (including any impleaded parties) include both the Indemnitor and the Indemnitee and if the Indemnitor proposes that the same counsel represent both the Indemnitee and the Indemnitor, and such counsel is of the opinion that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor (to the extent such cost and expense is reasonable). If the Indemnitor shall fail to respond within thirty (30) days after receipt of the Notice, the Indemnitee may retain counsel and conduct the defense of such Litigation as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnitor (to the extent such cost and expense is reasonable).

            (b) The Indemnitee shall provide reasonable assistance to the Indemnitor and provide access to its books, records and personnel as the Indemnitor reasonably requests in connection with the investigation or defense of the indemnified Losses.

            (c) With regard to Litigation of third parties for which Buyer or Sellers or Pegasus are entitled to indemnification under Sections 11.1 or 11.2, such indemnification shall be paid by the Indemnitor upon: (i) the entry of a Judgment against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of an unappealable Judgment or final appellate Judgment against the Indemnitee; or (iii) a settlement with the consent of the Indemnitor, which consent shall not be unreasonably withheld, provided that no such consent need be obtained if the Indemnitor fails to respond to the Notice as provided in Section 11.3(a). Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, reasonable expenses of counsel to the Indemnitee shall be reimbursed on a current basis by the Indemnitor as if such expenses are a liability of the Indemnitor, but only if Indemnitor is obligated to pay such expenses pursuant to Section 11.3(a).

         Section 11.4 Determination of Indemnification Amounts and Related Matters.

            (a) In calculating amounts payable to an Indemnitee hereunder, the amount of the indemnified Losses shall be reduced by the amount of any insurance proceeds (net of any related increase in premiums) paid to the Indemnitee for such Losses and by the amount of any tax benefit to the Indemnitee arising out of such Losses.

            (b) Subject to the provisions of Section 11.3, all amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 11.1 or 11.2 shall be payable by the Indemnitor as incurred by the Indemnitee.

            (c) Neither Sellers nor Pegasus will be liable for indemnification arising under Section 11.1 for (i) any Losses of or to Buyer or any other Person entitled to indemnification from Sellers or Pegasus or (ii) any Losses incidental to or relating to or resulting from any of the foregoing (the items described in clauses (i) and (ii) collectively being referred to for purposes of this Section 11.4(c) as "Buyer's Damages") unless the amount of Buyer's Damages for which Sellers or Pegasus would, but for the provisions of this Section, be liable exceeds, on an aggregate basis, $300,000, in which event Sellers and Pegasus will be liable for all of the Buyer's Damages up to the amount stated in the next succeeding sentence. Notwithstanding anything herein to the contrary, the maximum aggregate liability of Sellers and Pegasus under this Agreement shall be $29,750,000.

         Section 11.5 Time and Manner of Certain Claims. The representations and warranties of Buyer and Sellers in this Agreement shall survive Closing for a period of eighteen months, except for representations and warranties set forth in Sections 4.2, 5.2, 5.4(a), 5.9 and 5.12, which shall survive until the expiration of the applicable statute of limitations (the applicable period of such survival being the "Survival Period"), and Buyer's and Sellers' rights to make claims thereon shall likewise expire and be extinguished on such respective dates. Neither Sellers nor Buyer shall have any liability under Sections 11.1(a)(1) or 11.2(a)(1), respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification by written notice to the party from whom indemnification is sought within the Survival Period. Each of Seller and Buyer shall continue to be liable under Sections 11.1(a) (2), (b) and (c) or Sections 11.2(a)(2), (b) and
(c), respectively, after the Closing Date without any limitation as to time.

         Section 11.6 Exclusive Remedy. Notwithstanding anything herein to the contrary, the remedies provided in this Article 11 are the sole and exclusive remedies that either Buyer or Sellers shall have after the Closing Date for breach by the other of any representations and warranties of the other or breach or default by the other in the performance of the other's covenants, agreements or obligations under this Agreement.

         Section 11.7 No Indemnification for Certain Disclosed Matters. If Sellers shall disclose in writing to Buyer on or before the Closing Date any fact that -

                  (1) arises after the date of this Agreement,

                  (2) is not caused by a breach by Sellers or Pegasus of any covenant or other agreement contained in this Agreement, and

                  (3) is acknowledged in writing by Sellers to have caused the condition precedent stated in Section 7.1(a) not to be satisfied, and if Buyer elects not to terminate this Agreement and to complete the Closing, then all persons entitled to indemnification under Section 11.1 shall be deemed to have waived any claim to indemnification based on such fact.

                                   ARTICLE 12
                                  MISCELLANEOUS

         Section 12.1 Expenses. Except as otherwise expressly provided in this Agreement, each party shall pay its own expenses and the fees and expenses of its counsel, accountants, and other experts in connection with this Agreement.

         Section 12.2 Brokerage. Sellers shall jointly and severally indemnify and hold Buyer harmless from and against any and all Losses arising from any employment by them of, or services rendered to Sellers by, any finder, broker, agency or other intermediary including, without limitation, Waller Capital Corporation, in connection with the transactions contemplated hereby, or any allegation of any such employment or services, and Buyer shall indemnify and hold Sellers harmless from and against any and all Losses arising from any employment by it of, or services rendered to Buyer by, any finder, broker, agency, or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services.

         Section 12.3 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking the action of compliance with any representation, warranty, covenant or agreement contained herein or in any document delivered pursuant hereto. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

         Section 12.4 Notices. All notices, requests, demands, applications, services of process, and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission, delivered by overnight or other courier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

                  To Sellers or Pegasus:

                                   Pegasus Cable Television of San German, Inc.
                                   MCT Cablevision Limited Partnership
                                   Pegasus Communications Corporation
                                   c/o Pegasus Communications Management Company 225 City Line Avenue, Suite 200
                                   Bala Cynwyd, Pennsylvania 19004
                                   Attn:  Howard E. Verlin
                                   Telephone:  610- 934-7050
                                   Telecopy: 610-934-7072

                                   (with a required copy to Ted S. Lodge at the same address or telecopier number)

                  Copies (which shall not constitute notice):

                                    Drinker Biddle & Reath LLP
                                    One Logan Square
                                    18th and Cherry Streets
                                    Philadelphia, Pennsylvania 19103
                                    Attn:  Michael B. Jordan
                                    Telephone:  215-988-2802
                                    Telecopy: 215-988-2757

                  To Buyer:         Centennial Puerto Rico Cable TV Corp.
                                    c/o  Centennial Communications Corp.
                                    1305 Campus Parkway
                                    Neptune, NJ  07753
                                    Attn: Chief Executive Officer
                                    Telephone:  732-919-1000
                                    Telecopy: 732-919-1022

                                    (with a required copy to Tony Wolk at the same address or telecopier number)

                  Copies (which shall not constitute notice):

                                    Duane, Morris & Heckscher LLP
                                    380 Lexington Avenue
                                    New York, NY  10168
                                    Attn:  Richard H. Sauer
                                    Telephone:  212-692-1057
                                    Telecopy:  212-692-1020

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section. Such notice shall be effective,
(i) if delivered by courier service or by facsimile transmission, upon actual receipt by the intended recipient (with appropriate confirmation thereof), or
(ii) if mailed, upon the earlier of five days after deposit with the U.S. Postal Service or the date of delivery as shown on the return receipt therefor.

         Section 12.5 Entire Agreement; Amendments. This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification, or discharge may be sought to be enforced.

         Section 12.6 Binding Effect; Benefits. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Except as provided below, neither Buyer nor Sellers shall directly or indirectly (by transfer of control of a party or otherwise), in whole or in part, assign this Agreement or delegate any of its duties hereunder, or seek consent from any Governmental Authority to assign this Agreement or delegate any of its duties hereunder to any other Person without the prior written consent of the other. Buyer agrees that Sellers may assign Sellers' right to payment of the Purchase Price under this Agreement to a Qualified Intermediary, and Buyer agrees in such case to make payment of the Purchase Price to the Qualified Intermediary. Buyer further agrees to take other appropriate actions or execute documents, as may reasonably be requested by Sellers and as may be required in order to effectuate Sellers' intent. Sellers shall jointly and severally indemnify and hold Buyer harmless from any liability or expense that may arise from any such action by Buyer.

         Section 12.7 Headings, Schedules, and Exhibits. The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement. Reference to Schedules or Exhibits shall, unless otherwise indicated, refer to the Schedules and Exhibits attached to this Agreement as supplemented in accordance with
Section 6.7, which shall be incorporated in and constitute a part of this Agreement by such reference.

         Section 12.8 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument. Signatures to any document or agreement required to be executed or delivered hereunder may be delivered by facsimile or in person.

         Section 12.9 Publicity. Sellers and Buyer shall consult with and cooperate with the other with respect to the content and timing of all press releases and other public announcements, and any oral or written statements to Sellers' employees concerning this Agreement and the transactions contemplated hereby. Neither Sellers nor Buyer shall make any such release, announcement, or statements without the prior written consent of the other, which shall not be unreasonably withheld or delayed; provided, however, that Sellers or Buyer may at any time make any announcement required by Legal Requirements so long as such party, promptly upon learning of such requirement, notifies the other of such requirement and consults with the other in good faith with respect to the wording of such announcement. Notwithstanding the foregoing, Sellers and Buyer may disclose this Agreement and the transactions contemplated hereby in any registration statement and any other filing or report made by Sellers or their affiliates pursuant to the Securities Act or the Securities Exchange Act of 1934 and agree that any disclosure therein of the Agreement and the transactions contemplated hereby shall be consistent with the terms of this Agreement. Such party will provide the other with a copy of any such filing or report not less than one day prior to filing.

         Section 12.10 Governing Law. The validity, performance, and enforcement of this Agreement and all transaction documents, unless expressly provided to the contrary, shall be governed by the laws of Delaware without giving effect to the principles of conflicts of law of that state.

         Section 12.11 Third Parties; Joint Ventures. This Agreement constitutes an agreement solely among the parties hereto, and, except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any Person (including but not limited to any employee or former employee of Sellers) other than the parties hereto and their respective successors or assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

         Section 12.12 Construction. This Agreement has been negotiated by Buyer and Sellers and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

         Section 12.13 Risk of Loss. The risk of any loss or damage to the Assets resulting from fire, theft or any other casualty (except reasonable wear and tear) shall be borne by Sellers at all times prior to the Closing Time. In the event that any such loss or damage shall be sufficiently substantial so as to cause any representation or warranty of Sellers not to be true and correct in all material respects at the Closing Date, Sellers shall immediately notify Buyer in writing of the circumstances pursuant to Section 6.7 or 6.8, and Buyer, at any time within ten days after receipt of such notice, may elect by written notice to Sellers either to (a) waive such defect and proceed toward consummation of the transactions contemplated by this Agreement in accordance with the terms hereof and with no reduction in the Purchase Price (in which case
(1) Section 11.7 shall apply, and (2) Sellers will assign to Buyer all rights to receive insurance proceeds on account of the loss or damage), or (b) terminate this Agreement. If Buyer elects to so terminate this Agreement, Buyer and Sellers shall stand fully released and discharged of any and all obligations hereunder.

         Section 12.14 Sellers. Pegasus Media & Communications, Inc. is deemed to be a party to this Agreement solely for purposes of conveying its interest in the Franchises, and each reference in this Agreement to "Seller" or "Sellers" shall be deemed to include Pegasus Media & Communications, Inc. solely to the extent that such term is used in connection with the Franchises.


               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, Buyer and Sellers have executed this Agreement as of the date first written above.

                                CENTENNIAL PUERTO RICO CABLE TV CORP.


                                By      /s/ Tony Wolk
                                   ---------------------------------------------
                                    Name:   Tony Wolk
                                    Title:  Vice President and General Counsel


                                PEGASUS CABLE TELEVISION OF SAN GERMAN, INC.


                                By:     /s/ Howard E. Verlin
                                     -------------------------------------------
                                     Name:  Howard E. Verlin
                                     Title: President


                                MCT CABLEVISION LIMITED PARTNERSHIP
                                By MCT CABLEVISION, LTD., its general partner


                                By:     /s/ Howard E. Verlin
                                     -------------------------------------------
                                     Name:  Howard E. Verlin
                                     Title: President


                                PEGASUS COMMUNICATIONS CORPORATION


                                By:     /s/ Howard E. Verlin
                                     -------------------------------------------
                                     Name:  Howard E. Verlin
                                     Title: Vice President


                                PEGASUS MEDIA & COMMUNICATIONS, INC.

                                By:     /s/ Howard E. Verlin
                                     -------------------------------------------
                                     Name:  Howard E. Verlin
                                     Title: Vice President